Exhibit 10.1

DATED 18 DECEMBER 2020

SEABULK OVERSEAS TRANSPORT, INC.

as Seller

CMB N.V.

as Buyer

SEACOR MARINE HOLDINGS INC.

as Seller’s Guarantor

AGREEMENT

for the sale and purchase of the share capital of

WINDCAT WORKBOATS HOLDINGS LIMITED

Bryan Cave Leighton Paisner LLP

Governor’s House 5 Laurence Pountney Hill London EC4R 0BR

Tel: +44 (0)20 3400 1000 Fax: +44 (0)20 3400 1111

Contents

Clause	Name	Page
1	Definitions and interpretation	2
2	Sale and purchase	8
3	Consideration	8
4	Pre-Completion	8
5	Completion	10
6	RCF Agreement and Security	11
7	Seller warranties	11
8	Seller’s Guarantor Warranties	12
9	Buyer Warranties	12
10	Transferring Employees	12
11	Restrictive covenants	13
12	Post-completion matters	13
13	Transitional services	16
14	Seller guarantee	18
15	Announcements and confidentiality	19
16	Assignment	20
17	Entire agreement	20
18	Non-recourse	20
19	Costs	21
20	Effect of termination	21
21	Payments	21
22	Effect of completion	22
23	Waiver	22
24	Third party rights	22
25	Variations	22
26	Communications	23
27	Service of process	24
28	Counterparts	25
29	Governing law and jurisdiction	25

Schedule	Name	Page
1	Details of the Group	26
1	Part 1 Details of the Company	26
1	Part 2 Details of other members of the Group	27

2	Reserved matters	36

3	Completion formalities	38
3	Part 1 Seller’s obligations	38
3	Part 2 Buyer’s obligations	38

4	Warranties	39

5	Seller’s Guarantor Warranties	50

6	Seller Parties’ protection provisions	51

7	Buyer’s Warranties	57

8	RCF Security	58

9	Properties	64

10	Vessels	65
10	Part 1 Group Company Vessels	65
10	Part 2 JVCo Vessels	74

11	Transitional Services	75
11	Part 1 Seller Transitional Services	75
11	Part 2 Buyer Transitional Services	76

12	Information sharing	77

Execution Page		78

Documents in the agreed form

Announcement

Buyer’s exchange written resolutions

Data Room Index

Resignations of Resigning Officers

Seller Guarantor’s exchange written resolutions

Seller’s exchange written resolutions

Tax Deed

DATED 18 DECEMBER 2020

PARTIES

(1)

Seabulk Overseas Transport Inc., a company incorporated in the Marshall Islands with registered number 16984 whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island Majuro, Republic of Marshall Islands, MH 96960 (the “Seller”)

(2)	CMB N.V., a company incorporated in the Kingdom of Belgium with registered number 0404.535.431 whose registered office is at 2000 Antwerp (Belgium), De Gerlachekaai 20 (the “Buyer”)

(3)

SEACOR Marine Holdings Inc., a company incorporated in Delaware, United States of America whose principal executive offices are at 12121 Wickchester Lane, Suite 500, Houston, Texas, USA, 77079 (the “Seller’s Guarantor”)

BACKGROUND

(A)	The Seller has agreed to sell and the Buyer has agreed to buy the Shares on the terms of this Agreement.

(B)	The Seller’s Guarantor has agreed to guarantee the performance of the Seller’s obligations under this Agreement.

OPERATIVE PROVISIONS

1	DEFINITIONS AND INTERPRETATION

1.1	In this Agreement:

“Accounts” means the audited consolidated financial statements of the Group for the accounting period ended on the Accounts Date.

“Accounts Date” means 31 December 2019.

“Associate” means in relation to an undertaking, that undertaking and its subsidiary undertakings and parent undertakings and all subsidiary undertakings of any such parent undertakings.

“Business Day” means:

(a)	for receiving a notice under Clause 26 (Communications ), a day (other than a Saturday or Sunday) on which banks are open for business in the place where the notice is received; and

(b)

for all other purposes, a day (other than a Saturday or Sunday) on which banks in the City of London, United Kingdom, New York City, United States of America, and Antwerp, Belgium are open for business.

“Buyer Intercompany Arrangements” has the meaning given in Clause 12.4(a)(ii).

“Buyer’s Group” means the Buyer and any Associate of it from time to time (including from Completion each Group Company).

“Buyer’s Warranties” means the warranties contained in Schedule 7 (Buyer’s Warranties).

“Charters” means any charter between a Group Company and third party charterer in relation to the Vessels which remains to be performed (in whole or part) as at the date of this Agreement.

“Company” means Windcat Workboats Holdings Limited.

“Completion” means completion of the purchase of the Shares in accordance with Clause 5 (Completion).

“Completion Date” means 12 January 2021 or such earlier date as the Seller and the Buyer may agree in writing.

“Consideration” means £32,800,000 (thirty-two million eight hundred thousand pounds lawful money of the United Kingdom), being the consideration payable for the Shares.

“Data Room” means folder 8 of the Intralinks virtual data room maintained on behalf of the Seller containing documents and information relating to the Group and listed in the Data Room Index.

“Data Room Index” means the agreed form index of the contents of the Data Room as attached to the Disclosure Letter.

“Disclosed” means disclosed in or pursuant to the Disclosure Letter with sufficient detail to enable a reasonable buyer to identify the nature of the matter disclosed.

“Disclosure Letter” means the letter dated the same date as this Agreement from the Seller to the Buyer relating to the Warranties.

“Employee” means any person employed by a Group Company under a contract of employment at the date of this Agreement.

“Encumbrance” means a mortgage, charge, pledge, lien, option, right of pre-emption, reservation of title or other encumbrance whatsoever and howsoever named.

“Exchange Rate” means with respect to a particular currency on a particular date, the closing mid-point rate of exchange for that currency into pounds sterling as set out in the London edition of the Financial Times first published after that date.

“Existing Employer” means SEACOR Marine (International) Limited, a private limited company registered in England & Wales with registered number 04325263 whose registered office is at 7/8 Great James Street, London, WC1N 3DF.

“Group” means the Company and the Subsidiaries (excluding, for the avoidance of doubt, the Pre-Completion Restructuring Companies and the JVCos) and “Group Company” means any one of them.

“IT Personnel” means Lewis Hepburn and Phil Goffin.

“JVCos” means:

(a)	TSM Windcat S.A.S.;

(b)	FRS Windcat Offshore Logistics GmbH (and its subsidiaries FRS Windcat Offshore Logistics Ltd and FRS Windcat Polska sp. z.o.o); and

(c)	CMB Windcat Hydrocat B.V.

“Losses” means all claims, demands, actions, awards, judgments, settlements, costs, expenses, liabilities, damages and losses (including all interest, fines, penalties and legal and other professional costs and expenses).

“Management Accounts” means the management accounts of each Group Company for the period from the Accounts Date to the Management Accounts Date.

“Management Accounts Date” means 30 September 2020.

“Material Charter” means a Charter in respect of which payments in excess of £500,000 (excluding VAT) in aggregate have been made by the third party charterer to the Group over the 6 month period ending on the Management Accounts Date.

“New Employer” means Windcat Workboats Limited.

“Occupational Leases” means the leases, licences and other tenancy agreements to which the Properties are subject (and all documents supplemental thereto, whether expressed to be supplemental thereto or not) and “Occupational Lease” means any of them.

“Pre-Completion Restructuring” means the transfer of all of the shares in the share capital of or membership interests in the Pre-Completion Restructuring Companies to such member(s) of the Seller’s Group (other than the Group Companies) as was determined by the Seller in its sole discretion prior to the entry by the parties into this Agreement.

“Pre-Completion Restructuring Companies” means Windlift and Windcat MI.

“Properties” means the properties described in Schedule 9 (Properties) and “Property” means any of them.

“RCF Agent” means Coöperatieve Rabobank U.A.

“RCF Agreement” means the €25,000,000 revolving credit facility agreement originally dated 24 May 2016 between (among others) the Company and the RCF Agent, as amended and restated by the amendment and restatement agreement between (among others) the Company and the RCF Agent dated 3 March 2020, and includes any interest rate swap agreement or other derivative instruments or hedging arrangement entered into in connection with the foregoing.

“RCF Facility” means the facility granted under the RCF Agreement.

“RCF Indebtedness” means the aggregate amount required to repay all amounts (including, without limitation, principal, interest, break fees, management fees and any other monies, fees, expenses, amounts or liabilities whatsoever (whether as principal or surety)) owed by the Group Companies at Completion under or in relation to the RCF Agreement and/or in order to release the RCF Security.

“RCF Lenders” means the RCF Agent, NIBC Bank N.V. and any other lenders under the RCF Agreement.

“RCF Security” means the security interests granted by or over any Group Company under or in connection with the RCF Agreement, as set out in Schedule 8 (RCF Security).

“Regulations” means the Transfer of Undertakings (Protection of Employment) Regulations 2006.

“Relevant Accounting Standards” means Financial Reporting Standard 102 issued by the Accounting Council.

“Resigning Officers” means Jesus Llorca Rodriguez, Clyde Martin Camburn and Neil Martin Clarkson.

“Restricted Area” means;

(a)

the North Sea, being the arm of the Atlantic Ocean bordered by the island of Great Britain to the southwest and west, the Orkney and Shetland Islands to the northwest, Norway to the northeast, Denmark to the east, Germany and the Netherlands to the southeast, and Belgium and France to the south;

(b)	the Baltic Sea;

(c)	the Irish Sea; and

(d)	all waters south of the North Sea and Irish Sea but north of Gilbraltar, bounded by (i) the westernmost point of the island of Ireland to the west; and (ii) the Straights of Gibraltar to the east.

“Seller Intercompany Arrangements” has the meaning given in Clause 12.4(a)(i).

“Seller’s Group” means the Seller and any Associate of it from time to time (excluding from Completion any Group Company).

“Seller’s Solicitors” means Bryan Cave Leighton Paisner LLP, Governor’s House, 5 Laurence Pountney Hill, London EC4R 0BR.

“Seller’s Solicitors Account” means the account of the Seller’s Solicitors with Barclays Bank PLC, 50 Pall Mall, London SW1Y 5AX, sort code 20-65-82 and account number 50089753 (reference: 2042676.000004.NMYA).

“Seller’s Guarantor Warranties” means the warranties contained in Schedule 5 (Seller’s Guarantor Warranties).

“Shares” means the 250,000 ordinary B shares of £0.01 each and 750,000 ordinary A shares of £0.01 each in the capital of the Company, together comprising the entire issued share capital of the Company.

“Subsidiaries” means the companies listed in Schedule 1, Part 2 (Details of other members of the Group) and “Subsidiary” means any one of them.

“Surviving Provisions” means Clause 1 (Definitions and interpretation), Clause 15 (Announcements and confidentiality), Clause 16 (Assignment), Clause 17 (Entire agreement), Clause 18 (Non-recourse), Clause 19 (Costs), Clause 20 (Effect of termination), Clause 23 (Waiver), Clause 24 (Third party rights), Clause 25 (Variations), Clause 26 (Communications), Clause 27 (Service of process), Clause 28 (Counterparts) and Clause 29 (Governing law and jurisdiction).

“Tax” has the meaning given to it in the Tax Deed.

“Tax Deed” means the deed in the agreed form relating to Tax.

“Tax Warranties” means those Warranties set out under paragraph 28 (Tax) of Schedule 4 (Warranties).

“Transaction” means the transaction contemplated by this Agreement (or any part of that transaction).

“Transaction Documents” means this Agreement and the documents entered pursuant to it.

“Transferring Employees” means John Anniss, Sam Higgins and Jane Hawkes.

“Trawlerkade Premises” means the Property located at Trawlerkade 104—106, 1976CC Ijmuiden, The Netherlands.

“VAT” means value added tax or any similar or substituted turnover or sales tax, in the United Kingdom or elsewhere.

“Vessels” means:

(a)	the vessels owned by the Group Companies at the date of this Agreement, as listed in Schedule 10, Part 1 (Group Company Vessels); and

(b)	the vessels owned by the JVCos at the date of this Agreement, as listed in Schedule 10, Part 2 (JVCo Vessels),

and excluding, for the avoidance of doubt, any vessels beneficially owned by the Pre-Completion Restructuring Companies or under construction.

“Warranties” means the warranties contained in Schedule 4 (Warranties).

“Windcat MI” means SEACOR Offshore 191 LLC (formerly known as Windcat Workboats (MI) LLC), a company incorporated in the Marshall Islands with registered number 963559 whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island Majuro, Republic of Marshall Islands, MH 96960.

“Windlift” means Windlift B.V, a company incorporated in The Netherlands with registered number 819300743 whose registered office is at Trawlerkade 106, 1976CC Ijmuiden, The Netherlands.

1.2	In this Agreement, unless otherwise stated:

(a)	reference to this Agreement is to this agreement as varied, supplemented, novated or replaced from time to time;

(b)	reference to a document or a provision of a document is to that document or provision as varied, supplemented, novated or replaced from time to time;

(c)

reference to a document being in “agreed form” is to that document in the form approved and for identification purposes signed or initialled by or on behalf of the Buyer and the Seller or otherwise agreed in writing by them or on their behalf by their respective solicitors;

(d)	reference to a statute or statutory provision includes a reference to:

(i)	any statutory amendment, consolidation or re-enactment of it to the extent in force at the date of this Agreement;

(ii)

all orders, regulations, instruments or other subordinate legislation (as defined in section 21(1) of the Interpretation Act 1978) made under it to the extent in force at the date of this Agreement; and

(iii)	any statute or statutory provision of which it is an amendment, consolidation or re-enactment;

(e)	reference to a party is to a party to this Agreement and includes a reference to that party’s successors and permitted assignees;

(f)	reference to a “person” includes a legal or natural person, partnership, association, trust, company, corporation, joint venture, government, state or agency of the state or other body;

(g)

reference to a governmental, regulatory or administrative authority or other agency or body that ceases to exist or is reconstituted, renamed or replaced or has its powers or function removed, means the agency or body which performs most closely the functions of that authority, agency or body;

(h)	a Clause or Schedule is to a Clause of or Schedule to, this Agreement and any reference to this Agreement includes its Schedules;

(i)

the terms “financial year”, “parent undertaking”, “subsidiary undertaking” and “undertaking” (and, unless the context otherwise requires, other terms used in this Agreement that are defined in the UK Companies Act 2006) shall be interpreted in accordance with the UK Companies Act 2006; and

(j)	reference to the time of day is to the time in London.

1.3	In this Agreement the interpretation of general words shall not be restricted by words indicating a particular class or particular examples and “including” means “including without limitation”.

1.4	In the Warranties:

(a)	as regards the operations or presence of any Group Company outside of England and Wales:

(i)

references to a statutory provision or to a legal or accounting principle applying under English law shall be treated as including references to the nearest corresponding provision or principle in the local jurisdiction; and

(ii)

references to a governmental, regulatory or administrative authority or other body or agency in the United Kingdom shall be treated as including references to the nearest equivalent governmental, regulatory or administrative authority or other body or agency in that jurisdiction;

(b)	references to ‘material’ or ‘materially’ (or any similar expression) shall be construed as a reference to materiality in the context of the business of the Group as a whole; and

(c)

references to any notice, allegation, claim, request or other communication having been received by a Group Company shall be construed as a reference to a communication received in writing (including e-mail) by a person whose job it was to receive or otherwise deal with it.

1.5

To determine whether a monetary limit or threshold set out in this Agreement has been reached or exceeded, any amounts not stated in pounds sterling shall be converted into pounds sterling at the Exchange Rate on the relevant date. The relevant date is:

(a)	when determining whether a limit or threshold in a warranty has been reached or exceeded, the date at which the Warranty is given;

(b)	when determining whether a threshold in Schedule 6 (Seller Parties’ protection provisions) has been exceeded, the date a Claim is notified; and

(c)	when determining whether a threshold in Schedule 2 (Reserved matters) has been exceeded, the date the relevant transaction was entered into or undertaken (as the case may be) in the relevant period.

2	SALE AND PURCHASE

2.1

On and subject to the terms of this Agreement, the Seller agrees to sell to the Buyer the Shares and the Buyer agrees to buy the Shares, with all rights then attaching to them, with effect from Completion.

2.2	The Buyer and the Seller are not obliged to complete the sale and purchase of any of the Shares unless the sale and purchase of all of the Shares is completed simultaneously.

3	CONSIDERATION

The Buyer shall pay the Consideration to the Seller’s Solicitors in cash on Completion and Completion shall be conditional on receipt in cleared funds by the Seller’s Solicitors in the Seller’s Solicitors Account of the Consideration in full.

4	PRE-COMPLETION

4.1	On the date of this Agreement:

(a)	the Seller shall deliver to the Buyer:

(i)	the Disclosure Letter executed by the Seller;

(ii)	the Tax Deed executed by the Seller and the Seller’s Guarantor;

(iii)

a copy of the written resolutions of the board of directors of the Seller in the agreed form approving the Transaction, the agreed form documents and the entry by the Seller into the Transaction Documents to which it is a party;

(iv)

a copy of the officer certificate certifying the adoption of resolutions by the board of directors of the Seller’s Guarantor in the agreed form approving this Agreement and the Tax Deed and the entry by the Seller’s Guarantor into this Agreement and the Tax Deed;

(v)	the resignations (in each case conditional on and with effect from Completion) of the Resigning Officers in the agreed form;

(vi)	written resolutions of the board of directors of each Group Company incorporated in the United Kingdom approving (in each case conditional on and with effect from Completion):

(A)	as appropriate in the case of each Group Company, the resignations of the Resigning Officers;

(B)	such persons as the Buyer nominates are appointed additional directors and/or secretaries;

(C)	in the case of the Company:

(1)	the transfer and registration (subject to stamping) of the Shares; and

(2)	following registration of the transfer of the Shares, a new share certificate be issued to the Buyer in respect of the Shares;

(vii)	written resolutions of the shareholders of each Group Company incorporated in the Netherlands approving (in each case conditional on and with effect from Completion):

(A)	as appropriate in the case of each Group Company, the resignations of the Resigning Officers;

(B)	such persons as the Buyer nominates are appointed additional directors and/or secretaries; and

(viii)	a copy of the registers of members/shareholders of the Pre-Completion Restructuring Companies evidencing the completion of the Pre-Completion Restructuring; and

(b)	the Buyer shall deliver to the Seller:

(i)	the Disclosure Letter executed by the Buyer;

(ii)	the Tax Deed executed by the Buyer; and

(iii)

a copy of the written resolutions of the board of directors of the Buyer in the agreed form approving the Transaction, the agreed form documents and the entry by the Buyer into the Transaction Documents to which it is a party.

4.2

Until Completion the Seller shall procure that no Group Company shall do any of the things specified in Schedule 2 (Reserved matters) provided always that nothing shall impose any obligation on the Seller to prevent or restrict any Group Company from doing or omitting to do anything:

(a)	required for the performance of any contract entered into prior to the date of this Agreement;

(b)	required in order to comply with any applicable law or regulation or court order or as required by any regulatory authority;

(c)	with the consent (not to be unreasonably withheld or delayed) or at the request of the Buyer;

(d)	required or contemplated by any Transaction Document;

(e)	which is entirely intra-Group;

(f)	which is undertaken by the JVCos;

(g)

in connection with an emergency situation which, having regard to the expected consequences, require immediate or prompt steps to be taken (provided such steps are reasonably undertaken in accordance with good industry practice with the intention of mitigating or minimising an adverse effect on the Group, including injury to any person or damage to assets of the Group); or

(h)	in the normal course of business or in connection with capital expenditure disclosed to the Buyer prior to the date of this Agreement.

4.3

Until Completion the Buyer shall not, without the prior written consent of the Seller (such consent not to be unreasonably withheld or delayed), contact any employees of, suppliers to, or customers of any member of the Seller’s Group, a Group Company, the JVCos or any of their respective Associates in connection with this Agreement or the Transaction, or to otherwise discuss the business or operations of any Group Company or the JVCos.

4.4

Until Completion the Seller shall use reasonable endeavours to procure that management of the Group Companies allows the Buyer active involvement in the day-to-day management of the Group Companies’ business.

4.5

Until Completion the Seller shall use reasonable endeavours to procure that any insurances of a Group Company which are due to expire prior to Completion are renewed. The Buyer shall indemnify the Seller (for itself and as trustee for each member of the Seller’s Group) on demand from and against all and any costs incurred by the Seller or any other member of the Seller’s Group (other than the Group Companies) in connection with the renewal of those insurances.

4.6

Until Completion the Seller and the Buyer shall co-operate and use reasonable endeavours to document the transfer of the employment of the IT Personnel from the Existing Employer to the New Employer with effect from Completion (such transfer to be subject to the consent of the IT Personnel and on the basis that the New Employer offers to employ any such Transferring Employee on terms (a) no less favourable than those on which he was employed by the Existing Employer immediately before Completion; (b) which apply from a date prior to or on Completion; and (c) which, if accepted, provide that the Transferring Employee’s commencement date for the purposes of continuity of employment shall be deemed to be the date of the commencement of his or her employment with the Existing Employer.

5	COMPLETION

5.1	Completion shall take place at the offices of the Seller’s Solicitors (or virtually or at such other venue in the United Kingdom or Belgium as the parties may agree) on the Completion Date.

5.2	On Completion, the Seller and the Buyer shall comply with their respective obligations in Schedule 3 (Completion formalities).

5.3

If any of the transactions set out in Schedule 3 (Completion formalities) does not take place as provided in that schedule on the date for Completion (being the Completion Date or any deferred date for Completion pursuant to this Clause), the Buyer, in the case of non-compliance by the Seller, or the Seller, in the case of non-compliance by the Buyer, may at its election and, in each case, without prejudice to its other rights and remedies:

(a)	defer Completion for up to five Business Days; or

(b)	proceed to Completion so far as is practicable; or

(c)

following at least one deferral under paragraph (a) (if the transactions have still not taken place) terminate this Agreement in which case the provisions of Clause 20 (Effect of termination) shall apply.

6	RCF AGREEMENT AND SECURITY

6.1	The Buyer acknowledges, agrees and undertakes to the Seller that at, on and from Completion the Buyer’s Group (including the Group Companies) shall be solely responsible for:

(a)	the RCF Indebtedness (including any repayment or prepayment of the RCF Indebtedness in whole or part);

(b)

the exercise by or on behalf of the RCF Lenders of any rights whatsoever arising under or in connection with the RCF Agreement and/or the RCF Security (including, without limitation, the enforcement of any part of the RCF Security);

(c)	any compromise, renegotiation, prepayment or other arrangement or agreement between any member of the Buyer’s Group (including the Group Companies) and the RCF Lenders or their agents and advisers,

and the Buyer shall indemnify the Seller (for itself and as trustee for each member of the Seller’s Group) on demand from and against all Losses suffered or incurred by the Seller or any other member of the Seller’s Group in connection with the foregoing.

7	SELLER WARRANTIES

7.1	The Seller warrants to the Buyer in the terms of the Warranties as at the date of this Agreement.

7.2	The Warranties are qualified by every matter that is Disclosed.

7.3	The liability of the Seller is limited in accordance with the provisions of Schedule 6 (Seller Parties’ protection provisions).

7.4

Where a Warranty refers to the awareness of the Seller (or any similar expression), the awareness (or the like) of the Seller shall be deemed to be the actual knowledge of the directors of the Seller having made enquiry only of John Gellert, Jesus Llorca, John Anniss, Robbert van Rijk and Willem van der Wel in respect of the relevant Warranty and (solely in respect of Warranties 14(e) and 15) Curtis Miller.

7.5

The Vessels are, indirectly, being bought and sold under this Agreement on an “as-is, where-is” basis, and no warranty, representation or undertaking of any kind is given by the Seller in any Transaction Document or otherwise as to the condition (including the state of repair) of any of the Vessels. Accordingly, no Warranty or other provision of the Transaction Documents is intended to comprise or include (or shall be construed or alleged as comprising or including) any such warranty, representation or undertaking and to the extent that any such Warranty or other provision of the Transaction Documents would, but for this Clause 7.5, have comprised or included (or could be construed or alleged as comprising or including) any such warranty, representation or undertaking then such Warranty or other provision of the Transaction Documents is hereby deemed to be amended to the minimum extent necessary to remove such warranty, representation or undertaking. The Buyer agrees that in making its assessment of the condition (including the state of repair) of any of the Vessels it is relying exclusively upon its own review of the class certifications of such vessels and on its own inspections of the Vessels (or the inspections of its agents and advisers) and that accordingly the Seller shall not have any liability to the Buyer in relation to the condition (including the state of repair) of any of the Vessels.

7.6	The only Warranty or Warranties given in respect of Tax are the Tax Warranties.

7.7

The only Warranty or Warranties given in respect of the JVCos, anything in relation to them (including their businesses, undertakings, assets, obligations, liabilities and agreements) and/or the interest of any member of the Group in the JVCos are the Warranties in relation to the Relevant JVCos at paragraph 29 (Joint ventures) of Schedule 4 (Warranties). For the avoidance of doubt, no Warranty or Warranties are given in respect of CMB Windcat Hydrocat B.V..

8	SELLER’S GUARANTOR WARRANTIES

8.1	The Seller’s Guarantor warrants to the Buyer in the terms of the Seller’s Guarantor Warranties as at the date of this Agreement.

8.2	The liability of the Seller’s Guarantor is limited in accordance with the provisions of Schedule 6 (Seller Parties’ protection provisions).

9	BUYER WARRANTIES

The Buyer warrants to the Seller in the terms of the Buyer’s Warranties in relation to itself.

10	TRANSFERRING EMPLOYEES

10.1	The parties to this Agreement acknowledge and agree that the Regulations apply to transfer the Transferring Employees from the Existing Employer to the New Employer as from Completion.

10.2

If the Regulations do not for any reason transfer to the New Employer the contract of employment of any Transferring Employee, then the Buyer shall procure that the New Employer offers to employ any such Transferring Employee on terms (a) no less favourable than those on which he was employed by the Existing Employer immediately before Completion; (b) which apply from a date prior to or on Completion; and (c) which, if accepted, provide that the Transferring Employee’s commencement date for the purposes of continuity of employment shall be deemed to be the date of the commencement of his or her employment with the Existing Employer. Whether or not any such offer is accepted (or made), the Existing Employer shall be entitled to dismiss or procure the dismissal of any such Transferring Employee with effect from Completion.

11	RESTRICTIVE COVENANTS

11.1

Subject to the following provisions of this Clause 11 (Restrictive covenants), the Seller undertakes to the Buyer that it shall not for a period of two years from Completion (without the Buyer’s prior written consent):

(a)

in relation to the business of a crew transfer in the Restricted Area conducted by any Group Company (as that business is carried on at Completion after taking into account the effect of the Pre-Completion Restructuring) (the “Group CTV Business”), solicit a person who has during the period of one year before Completion been a customer or charter counterparty of the Group CTV Business; or

(b)	offer employment to or employ or offer or conclude any contract for services with any Employee who holds a senior position in management or sales.

11.2	Nothing in this Clause 11 (Restrictive covenants) shall prevent the Seller from:

(a)

complying with this Agreement or any other obligation pursuant to this Agreement existing at Completion or doing anything required by law, the order of any court or tribunal of competent jurisdiction, or the rules of any securities exchange or of a regulatory authority;

(b)

placing a general advertisement for the recruitment of personnel or the engagement of any consultant and engaging any person as an employee or consultant who responds to it provided that (i) such advertisement is not specifically directed at the persons referred to in Clause 10.1(b); and (ii) this exception shall not apply to Robbert van Rijk, Willem van der Wel and John Anniss (and for the avoidance of any doubt such persons shall not be approached for the purpose of recruiting them whether directly or indirectly);

(c)

being interested in any securities of a company which are listed or traded on a generally recognised market, provided that such interest does not constitute more than 5% of the ordinary voting capital of that company; or

(d)

except where this relates to Group CTV Business, marketing, advertising, or otherwise engaging in communications of a general nature which are not specifically targeted towards any customer or charter counterparty of a Group Company and/or accepting, responding to, or entering into any contract or arrangement in consequence of, any unsolicited approach or order made by any person (including any customer or charter counterparty of a Group Company).

11.3

The provisions of Clause 11.1 shall not apply to any Employee in a management function whose employment with any Group Company or any other member of the Buyer’s Group is terminated by the employer either in breach of contract (including constructive dismissal) or by way of redundancy, in each case, after Completion.

12	POST-COMPLETION MATTERS

12.1	Excluded names and marks

(a)

The Buyer and its Associates (including each Group Company) shall cease to use or display in any manner whatsoever the name “SEACOR” as soon as practicable following Completion and in any event within 30 calendar days.

(b)

Subject to the foregoing, the Buyer shall indemnify the Seller (for itself and as trustee for each member of the Seller’s Group) on demand from and against all Losses suffered or incurred by the Seller or any other member of the Seller’s Group as a result of or in connection with the unauthorised use of the name “SEACOR” by the Buyer’s Group after Completion.

(c)

The Seller shall cease to use or display in any manner whatsoever the name “WINDCAT” or “WINDGRIP” as soon as practicable following Completion and in any event within 30 calendar days, provided that the Seller shall have a period of three months to procure the change of name of the vessel known as “Windcat 191” and may continue to use that name for such period.

(d)

Subject to the foregoing, the Seller shall indemnify the Buyer (for itself and as trustee for each member of the Buyer’s Group) on demand from and against all Losses suffered or incurred by the Buyer or any other member of the Buyer’s Group as a result of or in connection with the unauthorised use of the name “WINDCAT” or “WINDGRIP” by the Seller’s Group after Completion.

12.2	Access to records

(a)

The Buyer shall procure that all records relating to a Group Company and their respective businesses that are in the possession or control of a Group Company at Completion are kept for six years from Completion (or, if longer, any applicable statute of limitations period).

(b)

The Seller may retain after Completion, but during the transition period only and only to the extent that such information relates to the period up to Completion, copies of any books, records and papers of any Group Company and to the extent not retained the Buyer shall (and shall procure that each other member of the Buyer’s Group and their respective agents and advisers shall) provide the Seller with such information (but only to the extent that such information relates to the period up to Completion) and with such access to the books, records, papers and personnel of any Group Company as the Seller may reasonably require (including in order to prepare any tax return, financial statement, bank or regulatory reporting obligations, deal with insurance affairs or any litigation or investigation, or in order to comply with, or determine its rights or obligations under, any Transaction Document) provided always that the Buyer shall not be obliged to provide the Seller with, or allow access to:

(i)	information in violation of any applicable law or regulation;

(ii)	information the disclosure of which would jeopardise any legal professional privilege available to the Buyer, a Group Company or any of their respective Associates relating to such information;

(iii)	information the disclosure of which would cause the Buyer or a Group Company or any of their respective Associates to breach a confidentiality obligation;

(iv)	any auditors’ and accountants’ work papers except in accordance with their normal disclosure procedures and then only after entering into their customary agreement relating to access;

(v)

if the Buyer reasonably considers that the provision of such access or information would unreasonably and materially interfere with any of the businesses, personnel or operations of the Buyer or any of its Associates, and the Seller shall, except as required by law or a regulatory authority, only use it for the purpose or purposes for which it was requested.

12.3	Information sharing and co-operation

From Completion the parties shall comply with Schedule 12 (Information sharing ).

12.4	True up of intercompany arrangements

(a)

The Seller and the Buyer acknowledge and agree that certain intercompany arrangements that existed prior to Completion between the Seller’s Group and the Group Companies shall continue for a short period after Completion and/or require the settling of intercompany balances between such entities after Completion, such arrangements being:

(i)

the Existing Employer funding the pension arrangements for the Transferring Employees on behalf of Windcat Workboats Limited until such arrangements have been transferred to a Group Company or 31 March 2021 (whichever is the earlier) (together, the “Seller Intercompany Arrangements”); and

(ii)	Windcat Workboats B.V. funding:

(A)	local Taxes in respect of stock awards issued by the Seller’s Guarantor to employees of Group Companies (the vesting and exercise of which shall be accelerated on Completion); and

(B)	certain payroll costs (including salary payments and related employment Taxes) associated with 8 employees of Seacor Marine International B.V. (“SMI B.V.”) to SMI B.V’s outsourced payroll provider,

(together, the “Buyer Intercompany Arrangements”).

(b)

The Buyer shall use all reasonable endeavours to procure that as soon as reasonably practicable after Completion (and in any event by no later than 31 March 2021) the pension arrangements comprising the Seller Intercompany Arrangements have been separated from the arrangements existing at Completion such that the Existing Employer or any member of the Seller’s Group is no longer required to fund such arrangements.

(c)

The Seller shall use all reasonable endeavours to procure that by 31 January 2021 the arrangements comprising the Buyer Intercompany Arrangements shall be separated from the arrangements existing at Completion such that Windcat Workboats B.V. or any member of the Buyer’s Group is no longer required to fund such arrangements.

(d)

As soon as reasonably practicable after the end of each of the first three calendar months (whether whole or part months) after Completion (being 31 January 2021, 28 February 2021 and 31 March 2021), to the extent necessary the Seller shall deliver to the Buyer management accounts for the preceding calendar month specifying balances payable by Group Companies to members of the Seller’s Group in relation to the Seller Intercompany Arrangements.

(e)

As soon as reasonably practicable after the end of each of the first calendar month (whether whole or part month) after Completion (being 31 January 2021), to the extent necessary the Buyer shall deliver to the Seller management accounts for the preceding calendar month specifying balances payable by members of the Seller’s Group to any Group Company in relation to the Buyer Intercompany Arrangements.

(f)

Within 10 Business Days of the Buyer receiving monthly management accounts from the Seller (in the case of Clause 12.4(d)) or the Seller receiving monthly management accounts from the Buyer (in the case of Clause 12.4(e)), the Buyer and/or the Seller (as the case may be) shall procure that the relevant members of the Buyer’s Group and Seller’s Group respectively shall settle the amounts outstanding notified pursuant to Clause 12.4(d) and/or Clause 12.4(e) (as the case may be), absent manifest error in any such notification.

(g)

In relation to the matters provided for in this Clause 12.4 (True up of intercompany arrangements), including preparation of relevant management accounts, the Seller and the Buyer shall act in good faith and provide reasonable access to information and personnel as may be reasonably requested by the other, including the Buyer providing access to John Anniss (one the Transferring Employees).

13	TRANSITIONAL SERVICES

13.1	Seller Transitional Services

(a)

The Seller shall provide or cause to be provided to the Group Companies or Buyer following Completion those of the transition services that are described in Schedule 11, Part 1 (Seller Transitional Services) (the “Seller Transitional Services”) for the period or periods set out in in Schedule 11, Part 1 (Seller Transitional Services).

(b)

The Seller shall, and shall cause its Associates to, perform any Seller Transitional Services in substantially the same quality and manner as the same or comparable services were provided by the Seller’s Group (other than the Group Companies) to the Group Companies prior to Completion.

(c)

The Buyer may, upon not less than ten (10) days written notice to the Seller, at any time and from time to time, reduce or terminate its right to receive (and the Seller’s associated obligations to provide or cause the provision of) any or all of the applicable Seller Transitional Services.

(d)

The Buyer shall reimburse the Seller for the reasonable hourly salary and benefit costs and out-of-pocket expenses incurred by or on behalf of the Seller or its Associates properly attributable to the provision of the Seller Transitional Services (the “Seller Costs”), such Seller Costs to be in line with the past practice and allocations of the Seller’s Group prior to Completion (including (i) an allocation in line with past practice of any costs related to any software applications forming part of, or otherwise required for the provision of, the Seller Transition Services; and (ii) any irrecoverable VAT). No later than the twentieth (20th) Business Day after the end of each calendar month during which the Seller or its Associates provided Seller Transitional Services, beginning with the calendar month immediately following Completion, the Seller shall provide an invoice to the Buyer for the Seller Costs incurred during such calendar month. The Buyer shall pay or cause to be paid each such invoice it receives within fifteen (15) days after its receipt. The Seller and the Buyer shall cooperate to set off against any such invoice any outstanding invoiced amounts payable by the Seller in respect of the Buyer Transitional Services under Clause 13.2(d).

(e)	The Buyer acknowledges and agrees that:

(i)

at all times while it has access to the information technology and/or other systems, platforms, applications or networks of the Seller’s Group (the “Seller’s Systems”) in the course of the provision of the Seller Transition Services it and each member of the Buyer’s Group shall comply with such security protocols and other processes and procedures in respect of the Seller’s Systems as are notified in writing by the Seller (acting reasonably) (the “Seller Protocols”); and

(ii)	the Seller may in its discretion reduce or terminate the Seller Transitional Services in whole or part by notice to the Buyer if the Buyer:

(A)	breaches or fails to comply in a material respect with the Seller Protocols; and/or

(B)	fails to pay an invoice when due in accordance with Clause 13.1(d),

and does not cure such breach or failure to the satisfaction of the Seller (acting reasonably) within 10 Business Days after receipt of written notice from the Seller requesting it do so.

(f)

The Seller (and its Associates) shall have no liability to the Buyer or any member of the Buyer’s Group for any failure to comply in whole or part with Clause 13.1(a) and/or Clause 13.1(b) where the circumstances giving rise to such failure arise in whole or substantial part from the default or failure to perform of a third party, any unavailability to the Seller or any of its Associates of any software or are otherwise beyond the Seller’s reasonable control (provided such failure is not the result of a failure by a member of the Seller’s Group to comply with its obligations to a relevant third party). The aggregate liability of the Seller (and its Associates) in connection with the provision of, or failure to provide, the Seller Transition Services shall in no circumstances exceed the amount actually paid by the Buyer for the Seller Transitional Services under Clause 13.1(d).

(g)

At the end of each calendar month after Completion, the Buyer shall provide the Seller with a concise written report on the status of its transition away from reliance on the Seller Transitional Services.

13.2	Buyer Transitional Services

(a)

The Buyer shall provide or cause to be provided to Seller’s Group following Completion those of the transition services that are described in Schedule 11, Part 2 (Buyer Transitional Services) (the “Buyer Transitional Services”) for the period or periods set out in in Schedule 11, Part 2 (Buyer Transitional Services).

(b)

The Buyer shall, and shall cause its Associates (including the Group Companies from Completion) to, perform any Buyer Transitional Services in substantially the same quality and manner as the same or comparable services were provided by the Group Companies (including the IT Personnel or the Transferring Employees, as applicable) to the Seller prior to Completion.

(c)

The Seller may, upon not less than ten (10) days written notice to the Buyer, at any time and from time to time, reduce or terminate its right to receive (and the Buyer’s associated obligations to provide or cause the provision of) any or all of the applicable Buyer Transitional Services.

(d)

The Seller shall reimburse the Buyer for the reasonable hourly salary and benefit costs and out-of-pocket expenses incurred by or on behalf of the Buyer or its Associates attributable to the provision of the Buyer Transitional Services (the “Buyer Costs”), such Buyer Costs to be (to the extent possible) in line with the past practice and allocations of the Seller’s Group prior to Completion (including any irrecoverable VAT). No later than the twentieth (20th) Business Day after the end of each calendar month during which the Buyer or its Associates provided Buyer Transitional Services, beginning with the calendar month immediately following Completion, the Buyer shall provide an invoice to the Seller for the Buyer Costs incurred during such calendar month. The Seller shall pay or cause to be paid each such invoice it receives within fifteen (15) days after its receipt. The Seller and the Buyer shall cooperate to set off against any such invoice (i) an aggregate credit of €25,000 in favour of the Seller (which is hereby agreed by the Buyer); and (ii) any outstanding invoiced amounts payable by the Buyer in respect of the Seller Transitional Services under Clause 13.1(d).

(e)

The Buyer (and its Associates) shall have no liability to the Seller or any member of the Seller’s Group for any failure to comply in whole or part with Clause 13.2(a) and/or Clause 13.2(b) where the circumstances giving rise to such failure arise in whole or substantial part from the default or failure to perform of a third party, any unavailability to the Buyer or any of its Associates of any software or are otherwise beyond the Buyer’s reasonable control (provided such failure is not the result of a failure by a member of the Buyer’s Group to comply with its obligations to a relevant third party). The aggregate liability of the Buyer (and its Associates) in connection with the provision of, or failure to provide, the Buyer Transitional Services shall in no circumstances exceed the amount actually paid by the Seller for the Buyer Transitional Services under Clause 13.2(d).

14	SELLER GUARANTEE

14.1

In consideration of the entry of the Buyer into this Agreement, the Seller’s Guarantor irrevocably and unconditionally as primary obligor undertakes and guarantees to the Buyer on demand the performance by the Seller of all its obligations under the Transaction Documents including the due and punctual payment of all sums now or subsequently payable by the Seller to the Buyer under this Agreement.

14.2

If the Seller defaults in the performance of any obligations under any of the Transaction Documents, the Seller’s Guarantor shall on demand perform (or procure the performance of) that obligation, so that the same benefits shall be conferred on the Buyer as it would have received if the Seller had duly performed that obligation and shall indemnify the Buyer on demand from and against all Losses suffered or incurred by the Buyer as a result or in connection with any default by the Seller in the performance of its obligations under the Transaction Documents.

14.3

The obligations and liabilities of the Seller’s Guarantor in this Clause 14 (Seller guarantee) are continuing obligations and liabilities which shall remain in force until all the obligations of the Seller under the Transaction Documents have been performed.

14.4	The obligations and liabilities contained in this Clause 14 (Seller guarantee) may be enforced without the Buyer first taking any action against the Seller.

14.5	The Buyer may make one or more demands under this Clause 14 (Seller guarantee).

15	ANNOUNCEMENTS AND CONFIDENTIALITY

15.1	Subject to the following provisions of this Clause 15 (Announcements and confidentiality), no announcement shall be made in relation to this Agreement unless:

(a)	it is in the agreed form; or

(b)

it is required to be made by law or by any securities exchange or regulatory or governmental body to which a party or its Associates is subject, in which case that party shall to the extent reasonably practicable consult with the other parties as to the form, content and timing of the announcement.

15.2

Nothing in this Agreement shall restrict the Buyer after Completion from communicating with the employees of any Group Company, any parties to any contract made with any Group Company and with any current or prospective customer of or supplier to any Group Company in relation to the fact of the acquisition of any Group Company or matters incidental to the future operations of any business of any Group Company.

15.3

Nothing in this Agreement shall restrict the Seller after Completion from communicating with the employees of any member of the Seller’s Group (which excludes the Group Companies post Completion), any parties to any contract made with any member of the Seller’s Group or with any current or prospective customer or supplier to any member of the Seller’s Group (which excludes the Group Companies post Completion) in relation to the fact of the disposal of any Group Company.

15.4

The parties shall not, and shall procure that none of their respective Associates shall, disclose or otherwise make use of (and shall use all reasonable endeavours to prevent the publication or disclosure of) the contents or terms of any of the Transaction Documents, unless and then only to the extent that disclosure is:

(a)	made by a party on a confidential basis to its professional advisers in connection with their provision of professional services;

(b)	made by a party on a confidential basis to its financiers or potential financiers in connection with its financing or refinancing arrangements;

(c)	required by a party in connection with an application for a tax clearance, grant or other concession;

(d)	made under the terms of an announcement permitted by this Agreement;

(e)

required to be made by law or by any securities exchange or regulatory or governmental body to which the disclosing party is subject provided that it shall (to the extent permitted) immediately notify the other parties of this fact and take into account their reasonable requirements as to the timing, content and manner of making such disclosure; or

(f)

restricted to information which at the time of disclosure is in the public domain (other than as a result of a breach by the disclosing party or any member of its Group of any of the Transaction Documents).

16	ASSIGNMENT

No party may assign, transfer, grant any security interest over or hold on trust any of its rights or obligations under this Agreement or any interest in them (each an “Assignment”) without the prior written consent of the Buyer (in the case of an Assignment by the Seller or the Seller’s Guarantor) or the prior written consent of the Seller (in the case of an Assignment by the Buyer).

17	ENTIRE AGREEMENT

17.1	The Transaction Documents contain the entire agreement between the parties, and replace all previous agreements and understandings between them, relating to their subject matter.

17.2

The parties agree that no representations, warranties, undertakings or promises have been expressly or impliedly given in respect of the subject matter of the Transaction Documents, and they are not relying on any representation, warranty, undertaking or promise, other than those which are expressly stated in a Transaction Documents.

17.3	Other than in relation to a statement made fraudulently:

(a)

none of the parties shall have any right or remedy in respect of any statement (whether negligent or innocent) not set out in the Transaction Documents upon which it relied in entering into the Transaction Documents; and

(b)

the only right or remedy that a party shall have in connection with the Transaction Documents (including for any statement repeated or deemed made in it, whether negligent or innocent) shall be for breach of contract (other than in respect of a failure by a party to comply with Clause 5.2, in respect of which the other party or parties shall be entitled to seek the remedy of specific performance which the defaulting party shall not be entitled to oppose on the basis of such remedy being inappropriate or damages being an adequate remedy) and none of the parties shall be entitled to rescind or (except as otherwise expressly provided in this Agreement) terminate this Agreement nor shall they have the right to bring a claim in tort or under the Misrepresentation Act 1967 in connection with the Transaction Documents.

17.4

The Buyer acknowledges and agrees that it has completed such enquiries and investigations as it has deemed appropriate into the affairs of the Group (including as to the condition of the Vessels), has been provided with, or given access to, all such information as it has requested and it has formed an independent judgement concerning the Group and the Transaction.

18	NON-RECOURSE

18.1

Any claim under or in connection with a Transaction Document (including its negotiation or performance) may be made only against the persons expressly identified as the parties thereto in the preamble to that Transaction Document (each such person being, in relation to the relevant document, a “Transaction Party”).

18.2

To the maximum extent permitted by applicable law, any person who is not a Transaction Party in relation to a Transaction Document (including any shareholder, director, officer, employee, agent or adviser to any Transaction Party) (each a “Non-Party”), shall not have any liability under or in connection with that document (including its negotiation or performance, or in connection with the Warranties or any facts, matters or circumstances which may or might have been Disclosed) to any other Transaction Party or member of the Group and (a) the Buyer hereby waives and releases, and undertakes to procure the release and waiver by any Associate of it (including after Completion Buyer, each member of the Group) of all claims against and liabilities of any Non-Party of the Seller or the Seller’s Guarantor; and (b) the Seller and the Seller’s Guarantor hereby waive and release, and undertake to procure the release and waiver by any Associate of either of them of all claims against and liabilities of any Non-Party of the Buyer.

19	COSTS

Except as provided otherwise in any Transaction Document, each party shall pay the costs and expenses incurred by it in connection with the Transaction Documents.

20	EFFECT OF TERMINATION

20.1

If this Agreement is terminated by the Seller in accordance with Clause 5.3 then, without affecting any other rights or remedies available to the Seller, the Buyer shall indemnify the Seller on demand from and against all Losses suffered or incurred by the Seller as a result of or in connection with this Agreement.

20.2

If this Agreement is terminated by the Buyer in accordance with Clause 5.3 then, without affecting any other rights or remedies available to the Buyer, the Seller shall indemnify the Buyer on demand from and against all Losses suffered or incurred by the Buyer as a result of or in connection with this Agreement.

20.3

If Completion does not take place, the Buyer shall return to the Seller, to the extent practically possible, all documents (including information in electronic form) concerning any Group Company, the Seller or any member of the Seller’s Group which have been provided to it in connection with this Agreement and will not use or make available to another person information which it or its advisers have been given in respect of any Group Company, the Seller or any member of the Seller’s Group and which is not in the public domain.

20.4	The Surviving Provisions and any other provisions which expressly or by implication are necessary for the enforcement or interpretation of this Agreement shall survive termination.

21	PAYMENTS

21.1	All sums payable under or pursuant to this Agreement shall be paid free of:

(a)	any counterclaim or (save as expressly provided herein) set-off of any kind;

(b)	any other deduction or withholding, except those required by law.

21.2

If in relation to any payment by the Buyer to the Seller or the Seller to the Buyer any deduction or withholding is required by law, or any amount (other than the Consideration) paid under this Agreement is subject to Tax (or would have been but for the use of any “Buyer’s Relief” or “Accounts Relief” by the Buyer or “Seller Relief” by the Seller (as those terms are defined in the Tax Deed)), the payer shall also pay to the recipient such amount as will ensure that the net receipt, after Tax, is the same as it would have been had there been no Tax, deduction or withholding.

21.3

Any payment required to be made pursuant to this Agreement shall be effected by crediting for same day value the account specified in this Agreement (or such other account as the party may notify to the other on no less than two Business Days’ notice) by way of electronic transfer on or before the due day for payment. If a party defaults in making payment when due of any sum payable under this Agreement, its liability shall be increased to include interest on that sum from the date when payment was due until the date of actual payment (after as well as before judgment) at 2% per annum. The interest payable shall accrue from day to day and be compounded monthly.

21.4

Any payment by the Seller in respect of a claim under the Warranties shall, to the extent possible, be treated as reducing the Consideration paid by the Buyer and received by the Seller for the Shares.

21.5	The receipt by the Seller’s Solicitors of the Consideration in cleared funds shall discharge the Buyer’s obligation to pay that sum.

22	EFFECT OF COMPLETION

Obligations under this Agreement which have not been fully performed by or on Completion and the rights and remedies available under it shall remain in full force and effect despite Completion, except to the extent they have been waived.

23	WAIVER

A failure or delay in exercising any right or remedy under this Agreement shall not constitute a waiver of that right or remedy. A single or partial exercise of any right or remedy shall not prevent the further exercise of that right or remedy. A waiver of a breach of this Agreement shall not constitute a waiver of any other or repeated breach.

24	THIRD PARTY RIGHTS

24.1

The parties do not intend any third party to have the right to enforce any provision of this Agreement under the Contracts (Rights of Third Parties) Act 1999 except that each person referred to in Clause 18.2 may enforce and rely on such clause and that provision shall not be terminated, amended or modified in any manner so as to adversely affect any such person without their prior written consent.

24.2	Subject to Clause 24.1, the parties may terminate or vary or waive any right or obligation under this Agreement without the consent of any third party.

25	VARIATIONS

No variation of this Agreement shall be effective unless it is in writing and signed by or on behalf of each party.

26	COMMUNICATIONS

26.1

Any communication under or in connection with this Agreement must be in English, in writing, signed by or on behalf of the person making it and delivered by hand or sent by recorded delivery post (or airmail, if the destination is outside the country of origin), or email to the relevant party at its address and for the attention of the individual set out below (or as notified in accordance with Clause 26 (Communications)).

(a)	The Buyer

Address:	De Gerlachekaai 20, B-2000 Antwerp, Belgium

Email address:	alexander.saverys@cmb.be with copy to legal@cmb.be

Attention:	Alexander Saverys

(b)	The Seller and/or the Seller’s Guarantor

Address:	12121 Wickchester Lane, Suite 500, Houston, Texas, United States of America, 77079

Email address:	aeverett@seacormarine.com

Attention:	General Counsel

In each case with a copy (for information purposes, which shall not comprise notice) to the Seller’s Solicitors:

Address:	Governor’s House, 5 Laurence Pountney Hill, London, EC4R 0BR

Email address:	Nicholas.Myatt@bclplaw.com

Attention:	Nicholas Myatt

26.2

A party may notify a change to its details specified in Clause 26.1. The new address shall take effect two Business Days after receipt of that notice or such later date as may be specified in the notice.

26.3	Without evidence of earlier receipt, communications complying with Clause 26.1 are deemed received:

(a)	if delivered by hand, at the time of delivery; or

(b)	if sent by “Special Delivery 9.00am/Next Day” or “Recorded Signed For” delivery, at 9.00am on the second Business Day after posting, or (if sent by airmail) fifth, Business Day after posting; or

(c)	if sent by email, at the earlier of:

(i)	the time a return receipt is generated automatically by the recipient’s email server;

(ii)	the time the recipient acknowledges receipt; and

(iii)	24 hours after transmission,

unless the sender receives notification that the email has not been successfully delivered,

except that if deemed receipt would occur before 9.00am on a Business Day, it shall instead be deemed to occur at 9.00am on that day and if deemed receipt would occur after 5.00pm on a Business Day, or on a day which is not a Business Day, it shall instead be deemed to occur at 9.00am on the next Business Day. References in this Clause 26 (Communications) to a time of day are to the time of day at the location of the recipient party.

26.4

In proving the giving of a communication, it shall be sufficient to prove that delivery was made to the appropriate address, the communication was properly addressed and posted by prepaid recorded delivery post or prepaid airmail, or the email was sent to the appropriate email address and dispatch of transmission from the sender’s external gateway was confirmed.

26.5

If a person for whose attention communications must be marked or copied has been specified pursuant to Clause 26.1, a communication will be effective only if it is marked for that person’s attention or copied to that person (as the case may be).

26.6	This Clause 26 (Communications) does not apply to the service of any document required to be served in relation to legal proceedings.

27	SERVICE OF PROCESS

27.1

The Seller and the Seller’s Guarantor irrevocably appoint SEACOR Capital (UK) Limited of 7/8 Great James Street, London, WC1N 3DF as its agent for service of process in relation to any English court proceedings in connection with any Transaction Document.

27.2

The Buyer irrevocably appoints CMB Revolve Technologies Limited of Prospect Way, Hutton, Brentwood, Essex, CM13 1XA as its agent for service of process in relation to any English court proceedings in connection with any Transaction Document.

27.3

Service on the agent (as named above or notified in accordance with this Clause 27 (Service of process)) shall be deemed to be valid service whether or not the process is received by the Seller, the Seller’s Guarantor or the Buyer (as the case may be).

27.4

If an agent changes its address to another address in England, the Seller and the Seller’s Guarantor or the Buyer (as the case may be) shall within five Business Days notify the other party or parties of the new address.

27.5

If the agent of the Seller and/or the Seller’s Guarantor ceases to be able to act as agent or to have an address in England, the Seller and the Seller’s Guarantor shall within five Business Days notify the Buyer of the appointment of a new agent acceptable to the Buyer, failing which the Buyer may serve proceedings on the Seller and the Seller’s Guarantor by an advertisement in the Financial Times newspaper stating how the Seller and the Seller’s Guarantor may obtain a copy of the proceedings. The proceedings shall be deemed to be served on the date of publication of the advertisement.

27.6

If the agent of the Buyer ceases to be able to act as agent or to have an address in England, the Buyer shall within five Business Days notify the other of the appointment of a new agent acceptable to the Seller and the Seller’s Guarantor, failing which the Seller and the Seller’s Guarantor may serve proceedings on the Buyer by an advertisement in the Financial Times newspaper stating how the Buyer may obtain a copy of the proceedings. The proceedings shall be deemed to be served on the date of publication of the advertisement.

27.7	Nothing in any Transaction Document shall affect a party’s right to serve process in any other manner permitted by law.

28	COUNTERPARTS

This Agreement may be executed in any number of counterparts, which shall each constitute an original and together constitute one agreement. If this Agreement is executed in counterpart, it shall not be effective unless each party has executed at least one counterpart.

29	GOVERNING LAW AND JURISDICTION

29.1

This Agreement and any non-contractual obligations arising in connection with it (and, unless provided otherwise, any document entered into in connection with it) shall be governed by and construed in accordance with English law.

29.2

Subject to Clause 29.4, the English courts have exclusive jurisdiction to determine any dispute arising in connection with this Agreement (and, unless provided otherwise, any document entered into in connection with it), including disputes relating to any non-contractual obligations.

29.3

Each party irrevocably waives any objection which it may now or later have to proceedings being brought in the English courts (on the grounds that the English courts are not a convenient forum or otherwise).

29.4

Nothing in this Agreement (or, unless provided otherwise, any document entered into in connection with it) shall prevent a party from applying to the courts of any other country for injunctive or other interim relief.

Signed by the duly authorised representatives of the parties on the date of this Agreement

Schedule 1

Details of the Group

Part 1

Details of the Company

Name	Windcat Workboats Holdings Limited

Company number	07877635

Date of incorporation	9 December 2011

Incorporated in:	England and Wales

Issued Share capital	250,000 ordinary B shares of £0.01 each 750,000 ordinary A shares of £0.01 each

Registered office	7-8 Great James Street, London, WC1N 3DF

Directors	Clyde Martin Camburn Neil Martin Clarkson Jesus Llorca Rodriguez Willem Jacobus Christiaan Van der Wel Robert Van Rijk

Secretary	Thomas Paul Wilkinson

Auditors	Lovewell Blake LLP of Bankside 300, Peachman Way, Broadland Business Park, Norwich NR7 0LB

Part 2

Details of other members of the Group

Name	Windcat Workboats Limited

Company number	04381798

Date of incorporation	26 February 2002

Incorporated in:	England and Wales

Issued Share capital	Shares	Registered Owner

	1,807 ordinary shares of £1 each	Windcat Workboats Holdings Limited

Registered office	7-8 Great James Street, London, WC1N 3DF

Directors	Clyde Martin Camburn Neil Martin Clarkson Jesus Llorca Rodriguez Willem Jacobus Christiaan Van der Wel Robert Van Rijk

Secretary	Thomas Paul Wilkinson

Name	CTV Crewing Services Limited

Company number	08712331

Date of incorporation	1 October 2013

Incorporated in:	England and Wales

Issued Share capital	Shares	Registered Owner

	100 ordinary shares of £1 each	Windcat Workboats Holdings Limited

Registered office	7-8 Great James Street, London, WC1N 3DF

Directors	John Patrick Anniss Clyde Martin Camburn

Secretary	Thomas Paul Wilkinson

Name	Windcat Workboats (Wales) CYF

Company number	08542689

Date of incorporation	23 May 2013

Incorporated in:	England and Wales

Issued Share capital	Shares	Registered Owner

	100 ordinary shares of £1 each	Windcat Workboats Holdings Limited

Registered office	14-16 Churchill Way, Cardiff, CF10 2DX

Directors	Clyde Martin Camburn Neil Martin Clarkson Jesus Llorca Rodriguez Willem Jacobus Christiaan Van der Wel Robert Van Rijk

Secretary	Thomas Paul Wilkinson

Name	Windcat Workboats (Scotland) Limited

Company number	SC450747

Date of incorporation	24 May 2013

Incorporated in:	Scotland

Issued Share capital	Shares	Registered Owner

	100 ordinary shares of £1 each	Windcat Workboats Holdings Limited

Registered office	C/o Stirling & Gilmour, Pavilion Court, 45 Kilbowie Road, Clydebank, Dunbartonshire, Scotland, G81 1BL

Directors	Clyde Martin Camburn Neil Martin Clarkson Jesus Llorca Rodriguez Willem Jacobus Christiaan Van der Wel Robert Van Rijk

Secretary	Thomas Paul Wilkinson

Name	Windgrip Limited

Company number	08999969

Date of incorporation	16 April 2014

Incorporated in:	England and Wales

Issued Share capital	Shares	Registered Owner

	1 ordinary share of £1	Windcat Workboats Holdings Limited

Registered office	7-8 Great James Street, London, WC1N 3DF

Directors	Clyde Martin Camburn Neil Martin Clarkson Willem Jacobus Christiaan Van der Wel

Name	Windcat Workboats International Limited

Company number	55149

Date of incorporation	22 May 2012

Incorporated in:	Guernsey

Issued Share capital	Shares	Registered Owner

	500,000 ordinary shares of £1 each	Voyonic Corporate Service Limited (as trustee for Windcat Workboats Holdings Limited)

Registered office	Elizabeth House, Ruettes Brayes, St Peter Port, Guernsey GY1 1EW

Director	Voyonic Corporate Services Limited

Name	Windcat Workboats Two Limited

Company number	66724

Date of incorporation	23 August 2019

Incorporated in:	Guernsey

Issued Share capital	Shares	Registered Owner

	2 ordinary shares of £1 each	Voyonic Corporate Service Limited (as trustee for Windcat Workboats Holdings Limited)

Registered office	Elizabeth House, Ruettes Brayes, St Peter Port, Guernsey GY1 1EW

Director	Voyonic Corporate Service Limited

Name	Windcat Workboats (NL) B.V.

Company number	76720853

Date of incorporation	23 December 2019

Incorporated in:	The Netherlands

Issued Share capital	Shares	Registered Owner

	1,000 ordinary shares of €1 each	Windcat Workboats Holdings Limited

Statutory seat	Velsen

Registered office	Trawlerkade 106, 1976 CC IJmuiden

Managing director	Willem Jacobus Christiaan Ven Der Wel

Name	Windcat Workboats B.V.

Company number	34298900

Date of incorporation	4 April 2008

Incorporated in:	The Netherlands

Issued Share capital	Shares	Registered Owner

	180 ordinary shares of €100 each	Windcat Workboats Holdings Limited

Statutory seat	Velsen

Registered office	Trawlerkade 106, 1976 CC IJmuiden

Managing directors	Willem Jacobus Christiaan Ven Der Wel Jesus Llorca Rodriguez Robbert Marcel van Rijk

Supervisory directors	Neil Martin Clarkson Clyde Camburn

Schedule 2

Reserved matters

1	Issue, or grant any option in respect of, any share or loan capital.

2	Vary its share capital or the rights attaching to it in any way.

3	Acquire or agree to acquire any share or other interest in any company, partnership or other venture.

4	Pass any shareholder resolution.

5	Declare or pay any dividend or make any other distribution.

6	Other than in the ordinary course of business and/or in respect of the vessel “Windcat 47”, grant or extend any mortgage, charge or debenture.

7

Incur or authorise any capital expenditure exceeding £100,000 in aggregate or £25,000 per item (other than in respect of the new vessels of the Group under construction which shall be known as Windcat 48, Windcat 49, Windcat 50 and Windcat 51).

8

Dispose of any of the Properties, any of the Vessels, any of the Group Companies and/or any other material part of the assets of the Group. This shall not include reducing the leased area in respect of the Trawlerkade Premises in a new or revised lease for such premises.

9

Make any loan or borrow any money except (a) in respect of balances for ordinary course intercompany arrangements between Group Companies and members of the Seller’s Group; and/or (b) from its bankers drawn against facilities existing at the date of this Agreement, including the RCF Facility.

10	Materially modify or terminate any Material Charter (which shall not include extensions of existing Material Charters).

11

Enter into any contract or commitment with expected revenues or expenditure of more than £250,000 per annum, other than (a) in the ordinary course of business; (b) extensions of existing Charters; and/or (c) any new or revised lease of the Trawlerkade Premises on materially the same terms and conditions as the existing lease (other than the leased area given the top floor will be leased to another party).

12

Make any material change in the terms and conditions of employment of any Employee on a basic salary of more than £50,000 (other than the pension benefits of the Netherlands based employees of the Group, in respect of whom a new pension scheme shall commence on or around 1 January 2021).

13

Make any material change in the terms and conditions of pension benefits of any Employee (other than the Netherlands based employees of the Group, in respect of whom a new pension scheme shall commence on or around 1 January 2021).

14	Employ any new employee on a basic salary of more than £50,000 (other than the IT Personnel).

15	Terminate the employment of any Employee on a basic salary of more than £50,000 other than ‘for cause’ on grounds that justify summary termination.

16	Institute or settle any legal proceedings relating to its business where the amount of the claim in question is in excess of £50,000 (save for debt collection in the normal course of its business).

Schedule 3

Completion formalities

Part 1

Seller’s obligations

1	The Seller shall deliver to the Buyer signed transfers of the Shares in favour of the Buyer.

2	To the extent not delivered prior to Completion, the Seller shall deliver to the Buyer a discharge of mortgage form in respect of the vessel “Windcat 191”.

3

The Seller shall deliver or make available to the Buyer the statutory registers of each Group Company (by leaving them at the places they are located prior to Completion, to the extent (where they are in physical form) they are in the premises of a Group Company or secretary or administrator of such Group Company and accessible upon immediate request of the Buyer).

Part 2

Buyer’s obligations

1	The Buyer shall pay the Consideration by means of electronic funds transfer to the Seller’s Solicitors Account.

Schedule 4

Warranties

1	Ownership and Capacity

(a)	The Seller is the sole legal and beneficial owner of the Shares free from any Encumbrance.

(b)	The Seller is a company duly incorporated and organised and validly existing under the laws of its jurisdiction of incorporation.

(c)	The Seller has the power and authority to enter into the Transaction Documents and to fully perform its obligations under them in accordance with their terms.

(d)	The Seller does not require the consent, approval or authority of any other person to enter into or exercise its rights or perform its obligations under the Transaction Documents.

(e)

The entry into and the exercise by the Seller of its rights and performance of its obligations under the Transaction Documents will not constitute a breach or give rise to a default under any applicable laws or regulations or any order, decree, judgement, contract or other obligation binding on it (including any provision of its constitutional documents) which has or could have a material adverse effect on its ability to execute or perform its obligations under the Transaction Documents.

(f)

The Seller is not a party to any litigation, arbitration or administrative proceedings, nor is it the subject of any governmental, regulatory or official investigation or enquiry which in each case is in progress or threatened or pending and which has or could have a material adverse effect on its ability to execute or perform its obligations under the Transaction Documents.

(g)

No action or steps have been taken by, or legal proceedings started or threatened against the Seller for its winding up or dissolution; or for it to enter into any arrangement or composition for the benefit of creditors; or for the appointment of a receiver, administrator, administrative receiver, liquidator, supervisor, compulsory manager, trustee or similar person of any of its revenues or assets.

2	Share capital

(a)	The Shares are fully paid and comprise the whole of the allotted and issued share capital of the Company.

(b)	No person has the right to require the allotment of any shares in the Company.

3	Subsidiaries

(a)

Each of the allotted and issued shares in the Subsidiaries (other than Windcat Workboats International Limited and Windcat Workboats Two Limited) is owned by the Company and/or by another Group Company free of Encumbrances (other than the RCF Security).

(b)	Each of the allotted and issued shares in Windcat Workboats International Limited and Windcat Workboats Two Limited is beneficially owned by Windcat Workboats Holdings Limited.

(c)	No person, other than a Group Company, has the right to require the allotment of any shares in a Subsidiary.

4	Directors

The only directors of a Group Company are the persons specified in Schedule 1 (Details of the Group).

5	Due incorporation

Each Group Company is properly incorporated and validly existing under the laws of the jurisdiction of its incorporation.

6	Constitutional documents

A copy of the articles of association (or equivalent constitutional documents) of each Group Company is contained in the Data Room.

7	Statutory registers

The register of members or shareholders’ register and other statutory registers of each Group Company contain a record of the material matters with which they should deal and which so far as the Seller is aware are accurate in all material respects and in the last 12 months no notice or allegation has been received by a Group Company that any such statutory register is incorrect or should be rectified which remains outstanding.

8	Documents filed

In the last 12 months no Group Company has received notice that any form or document required by (a) the Companies Acts to be filed with the Registrar of Companies; (b) the Companies (Guernsey) Law 2008 with the Registrar of Companies; and (c) the Dutch Civil Code (Burgerlijk Wetboek), Commercial Register Act 2007 (Handelsregisterwet 2007) and/or Commercial Register Decree 2009 (Handelsregisterbesluit 2009) with the Trade Register of the Chamber of Commerce, in respect of each Group Company has not been duly filed and is still outstanding.

9	Accounts

(a)

The Accounts were prepared using the same accounting policies used in preparing the audited accounts of the Company for the two last preceding accounting periods (other than changes made in connection with the adoption of FRS 102 (new UK GAAP)).

(b)	The Accounts:

(i)	gave a true and fair view of the assets and liabilities and financial position of the Group at the Accounts Date and its profits for the financial period ended on that date;

(ii)	have been prepared in accordance with the requirements of the Companies Act 2006; and

(iii)	comply with Relevant Accounting Standards in force at the date the Accounts were prepared and approved.

10	Management Accounts

(a)

The accounting policies adopted for the purpose of preparing the Management Accounts are the same as those adopted in preparing the management accounts in respect of the financial year up to the Accounts Date.

(b)	The Management Accounts:

(i)	have been prepared from the records of each Group Company; and

(ii)	having regard to the purpose for which they were prepared, do not contain fundamental and material inaccuracies.

11	Changes since Management Accounts Date

Since the Management Accounts Date:

(a)	the business of each Group Company has been continued in the usual course;

(b)	no Group Company has repaid or redeemed any share or loan capital;

(c)	no Group Company has repaid any material sum in the nature of borrowings in advance of any due date; and

(d)	no resolution of shareholders of a Group Company has been passed (except for those representing the ordinary business of an annual general meeting).

12	Assets

All assets used in the business of a Group Company included as its assets in the Accounts (other than assets disposed of since the Accounts Date) are owned by a Group Company free from Encumbrances (other than (a) in connection with the JVCos; (b) liens arising in the ordinary course of business; (c) maritime liens; and/or (d) in connection with the RCF Security) or are used under an equipment lease, operating lease, hire purchase agreement, licence or similar arrangement to which a Group Company is a party.

13	Book debts

No part of the debts included in the Accounts:

(a)	has been factored or sold;

(b)	is overdue by more than 12 weeks; or

(c)	has been written off or released on terms that the debtor pays less than the full book value of his debt.

14	IPR

(a)	In this paragraph 14 (IPR):

“Group IPR” means material IPR owned, used or exploited by any Group Company.

“IPR” means copyrights, database rights, design rights, trademarks, patents and any other intellectual property rights of a similar nature subsisting anywhere in the world.

“IPR Licences” means licences granted to any Group Company by a third party for use of material IPR.

(b)	The Data Room contains details of all Group IPR.

(c)	A Group Company is the owner of the Group IPR except for Group IPR used under IPR Licences.

(d)	So far as the Seller is aware no Group Company has received any claim or allegation contesting the validity or enforceability of any Group IPR which remains outstanding or unresolved.

(e)

Details of all IPR Licences (excluding standard form licences for off-the-shelf computer software) are provided in the Data Room. So far as the Seller is aware, no Group Company is in breach of any material terms of any IPR Licence that could give rise to its termination. No Group Company has received any claim or allegation contesting the validity or enforceability of any IPR Licences which remains outstanding or unresolved.

15	Information technology

(a)	In this paragraph 15 (Information technology), “IT Systems” means the computer hardware, software and operating systems used by any Group Company and material to the operation of its business.

(b)

So far as the Seller is aware no Group Company or member of the Seller’s Group is in breach of any material terms of any contract under which the IT Systems are owned, licensed or leased which could give rise to its termination.

16	Contracts

(a)	The Data Room includes copies of all current Material Charters.

(b)	No notice rescinding, terminating or purporting to rescind or terminate any Material Charter has been received or given by any Group Company.

(c)

No Group Company has received notice from a counterparty that it is in material breach of any Material Charter and so far as the Seller is aware no counterparty is in material breach of the terms of any Material Charter.

(d)

Except as set out in document 8.6.4.33 in the Data Room, no bid, tender or offer given or made by any Group Company which is still outstanding is capable of giving rise to a contract of a Group Company with expected revenues or expenditure of more than GBP 500,000 per annum (excluding VAT) over the next 12 months merely by a unilateral act of another person other than in the ordinary course.

(e)	No Group Company is a party to an agreement which:

(i)	other than in connection with the JVCos, is a partnership, joint venture or consortium agreement or any agreement for sharing the income of any Group Company;

(ii)	other than in connection with the JVCos, materially excludes the freedom of any Group Company to do business;

(iii)	other than as contained in the Data Room. is a currency and/or interest rate swap agreement, asset swap, future rate or forward rate agreement;

(iv)	is an agreement to which Seller (or any person connected with it) is a party; or

(v)	will result in the any Group Company becoming liable for any finder’s fee, brokerage or other commission in connection with the acquisition of the Shares by the Buyer.

(f)

The only material contracts to which a Group Company is a party that contain change of control clauses that will entitle a counterparty to terminate such contract as a result of the Transaction are the RCF Agreement and the joint venture agreement in respect of CMB Windcat Hydrocat B.V.

17	Insurance

(a)	A summary of the insurance policies taken out by or on behalf of any Group Company are set out in the Data Room (the “Policies”) and as regards each such Policy:

(i)	no premium is outstanding; and

(ii)	so far as the Seller is aware, no Group Company has received notice from the insurers that any such Policy is void or voidable.

(b)	Details of any outstanding claims and notifications by a Group Company to the insurers of the Policies where the amount claimed or anticipated exceeds £25,000 are set out in the in the Data Room.

18	Litigation and disputes

(a)

No Group Company is engaged in litigation or arbitration proceedings as claimant or defendant in which the amount in dispute exceeds £100,000 (other than debt recovery in the ordinary course of trading) and so far as the Seller is aware:

(i)	there are no such proceedings pending; and

(ii)	no notice which remains current has been received by the Group threatening any such proceedings against a Group Company.

(b)

So far as the Seller is aware, no Group Company is subject to any order or judgment given by any court, tribunal or governmental agency which is still in force and has not given any undertaking to any court or tribunal or to any third party arising out of any proceedings.

19	Insolvency

(a)	No order has been made or resolution passed for the winding-up or provisional winding-up of a Group Company, and so far as the Seller is aware no petition has been presented for the same.

(b)

No Group Company is the subject of an application to the court for an administration order, a notice of appointment of an administrator, a notice of intention to appoint an administrator nor has an administrator appointed over it.

(c)

No action has been taken for a Group Company to enter into any arrangement or composition for the benefit of its creditors generally, or for the appointment of a receiver, administrative receiver or similar officer of a Group Company’s undertaking, interests, properties, revenues or assets.

(d)

No distress, execution or other process has been levied in respect of a Group Company which remains undischarged and there is no related unfulfilled or unsatisfied judgment or court order outstanding against a Group Company.

20	Compliance

(a)

So far as the Seller is aware, in the last twelve months no Group Company has committed or omitted to do anything, the commission or omission of which is in material contravention of applicable law or regulation giving rise to a penalty, default proceedings or other liability on its part, where such penalty proceedings or other liability might reasonably be expected to have a material adverse effect on the business of a Group Company.

(b)

Each Vessel has all requisite certifications, licences, consents, approvals and authorities as are required by Class, applicable law or regulation for such Vessel’s current operations in the ordinary course.

(c)	Each Vessel has been operated in compliance with all applicable laws, regulations and all other legal requirements.

21	Anti-corruption, sanctions and money laundering

(a)	In this paragraph 21 (Anti-corruption, sanctions and money laundering):

“ABC/AML Laws” means the national and directly effective legislation of any jurisdiction in which a Group Company conducts business which governs the conduct of companies or individuals in relation to bribery and corruption, including the Bribery Act 2010, and the prevention of money laundering and terrorist financing, including Directive 2005/60/EC of the European Parliament and of the Council of 26 October 2005 on the prevention of the use of the financial system for the purpose of money laundering and terrorist financing, the Proceeds of Crime Act 2002, the Terrorism Act 2000 and the Money Laundering Regulations 2007.

“Associated Persons” means, in relation to a Group Company, an officer, employee or agent who performs or has performed services for it or on its behalf.

“Sanctions” means economic or financial sanctions or trade embargoes administered or enforced by the U.S. Government, the United Nations Security Council, the European Union or Her Majesty’s Treasury.

(b)	Each Group Company has complied in all material respects with all ABC/AML Laws.

(c)

So far as the Seller is aware, no Associated Person has (i) bribed another person intending to obtain or retain business or an advantage in the conduct of business of a Group Company; or (ii) otherwise violated any ABC/AML Laws.

(d)

No Group Company has received notice that it or an Associated Person is or has been the subject of any investigation, inquiry or enforcement proceedings by any governmental or regulatory body or any customer regarding any offence or alleged offence under ABC/AML Laws.

(e)	Each Group Company has, and, so far as the Seller is aware, each Associated Person has, complied in all material respects with all Sanctions with which it is required to comply.

22	Data protection

(a)

In this paragraph 22 (Data protection), “Data Protection Laws” means The General Data Protection Regulation (EU 2016/679), the Data Protection Act 2018 and any other data protection legislation applicable to any member of the Group.

(b)

No notice alleging non-compliance with any Data Protection Laws has been received by any Group Company from any competent data protection authority where such allegation is outstanding at the date of this Agreement.

(c)	No notice alleging non-compliance with any Data Protection Laws has been received by any Group Company from any data subject where such allegation is outstanding at the date of this Agreement.

23	Borrowings

(a)

Details of all overdrafts, loans, invoice discounting, hedging or factoring facilities utilised by a Group Company (other than in respect of ordinary course VAT and ordinary course intercompany balances between Group Companies and members of the Seller’s Group) are contained in the Data Room.

(b)	Other than the RCF Security and/or any security granted over or by the JVCos, there is not outstanding any registered security over the assets or undertaking of a Group Company.

(c)	So far as the Seller is aware, no event has occurred which is continuing and no Group Company has in the last 24 months received notice of an event of default which:

(i)	gives rise to an obligation to repay any borrowing or indebtedness in the nature of borrowing; or

(ii)	causes any security for any borrowing or indebtedness in the nature of borrowing to be enforceable.

(d)	No Group Company is responsible for the indebtedness of any other person other than another Group Company or the JVCos.

(e)	No person other than a Group Company has given any guarantee of, or security for, any overdraft, loan or loan facility granted to any Group Company.

(f)

No Group Company has any indebtedness to a member of the Seller’s Group in respect of the period prior to (and excluding) 1 December 2020, and any amounts owing by a member of a Group Company to a member of the Seller’s Group in respect of the period from (and including) 1 December 2020 relate to balances for ordinary course intercompany arrangements between the Group Companies and members of the Seller’s Group (including the Seller Intercompany Arrangements) and VAT.

24	Loans

(a)

Details of all sums lent or agreed to be lent by a Group Company (other than (i) balances for ordinary course intercompany arrangements between Group Companies and members of the Seller’s Group; (ii) another Group Company; or (iii) the JVCos) and which has not been repaid to it (other than normal trade credit) are contained in the Data Room.

(b)

No member of the Seller’s Group has any indebtedness to a Group Company in respect of the period prior to (and excluding) 1 December 2020, and any amounts owing by a member of the Seller’s Group to a Group Company in respect of the period from (and including) 1 December 2020 relate to balances for ordinary course intercompany arrangements between Group Companies and members of the Seller’s Group (including the Buyer Intercompany Arrangements) and VAT.

25	Employees

(a)	The Data Room includes anonymised particulars of the following terms of each Employee’s contract of employment:

(i)	the Group Company which employs them;

(ii)	the commencement date of their employment;

(iii)	the notice of termination required to be given by the employer or, if a fixed term, the expiry date of the fixed term;

(iv)	the type of contract (i.e. whether full or part-time or casual); and

(v)	the Employee’s date of birth.

(b)	The Data Room includes anonymised details of all Employees who are on secondment, maternity, paternity, adoption or other leave or who are absent due to ill-health.

(c)	The Buyer has been provided with anonymised particulars of the current remuneration (including any benefits, share-based incentive, bonus, or other performance related remuneration) of each Employee.

(d)

No notice to terminate the contract of employment of any Employee whose salary exceeds £50,000 per annum (whether given by a Group Company or by the Employee) is outstanding or, so far as the Seller is aware, threatened.

(e)

So far as the Seller is aware no Group Company has instituted any proceedings against any Employee arising from that person’s employment with a Group Company and no Group Company has received notice of any proceedings instituted by an Employee against any Group Company.

(f)

Other than in respect of the IT Personnel, no offer of employment for a position with a salary of more than £50,000 per annum has been made by any Group Company that has not yet been accepted, or which has been accepted but where the employment has not yet started.

(g)	There are no agreements or arrangements between a Group Company and a trade union or other body representing Employees.

26	Pensions

(a)	Details of the pension arrangements in which any Group Company participates are set out in the Data Room (the “Disclosed Schemes”).

(b)

Apart from the Disclosed Schemes, no Group Company has any liability to pay any pension or life assurance benefit to any Employee or former employee of any Group Company or any dependant of any of them.

(c)	All contributions due from any Group Company to the Disclosed Schemes have been paid.

27	Properties

(a)	The Properties comprise all the freehold or leasehold property owned, used or occupied by a Group Company.

(b)	The information relating to the Properties contained in Schedule 9 (Properties) is accurate in all material respects.

(c)	The Data Room includes copies of all current Occupational Leases.

(d)

No Group Company has received notice from a counterparty that it is in material breach of any Occupational Lease and so far as the Seller is aware no counterparty is in material breach of the terms of any Occupational Lease.

28	Tax

(a)	In this paragraph 28 (Tax), “UK Company” means the Company and each Group Company incorporated in the United Kingdom.

(b)	All Tax which has become due from any Group Company has within the six years prior to the date of this Agreement been duly paid within the applicable time limit.

(c)

Each Group Company has within the six years prior to the date of this Agreement complied in all respects with the statutory and legal requirements, orders, provisions, directions and conditions relating to Tax.

(d)

All returns, elections, notifications, computations or information which should have been made or given by any Group Company within the six years prior to the date of this Agreement for a Tax purpose were made or given within the requisite periods and were in all respects up-to-date and correct and none of them is the subject of a dispute with any Tax Authority.

(e)	No Group Company is liable, or has within the last six years been liable, to pay any penalty, fine, surcharge or interest in connection with any Tax.

(f)	So far as the Seller is aware no Group Company is, or is likely to become involved in a dispute with any Tax Authority.

(g)

So far as the Seller is aware no Group Company has engaged in or been a party to, or otherwise involved in, a scheme or arrangement of which the main purpose was avoiding, reducing or deferring a liability to Tax.

(h)

So far as the Seller is aware each Group Company has deducted all amounts which it has been obliged to deduct from any payment made or treated as made by it or in connection with the provision by it of any benefit and has duly accounted for all such amounts to the relevant Tax Authority.

(i)

Each Group Company has always been resident for Tax purposes in the country of its incorporation only and no Group Company has ever had in any other country a branch, agency, place of business or permanent establishment (within the meaning of the Model Tax Convention on Income and Gains published by OECD).

(j)

Each UK Company is treated as a member of a group for the purposes of section 43 VATA (Groups of Companies) (the “VAT Group”) and details of the representative member are contained in the Disclosure Letter. There are no outstanding applications by any companies to join the VAT Group.

(k)	Each Group Company has complied in all respects with applicable statutory and other legal requirements relating to VAT.

(l)	Each Group Company maintains complete, correct and up to date records relating to VAT.

(m)	Each UK Company has paid all amounts of stamp duty and stamp duty reserve tax which have become due from it.

(n)

All documents which affect the right, title or interest of any UK Company to or in its properties, undertaking or assets, or to which any UK Company is a party or in the enforcement of which it is otherwise interested, were duly stamped within the requisite period for stamping.

29	Joint ventures

(a)	In this paragraph 29 (Joint ventures):

“Relevant JVCos” means:

(i)	TSM Windcat S.A.S.; and

(ii)	FRS Windcat Offshore Logistics GmbH (and its subsidiaries FRS Windcat Offshore Logistics Ltd and FRS Windcat Polska sp. z.o.o.).

“JV TopCos” means:

(iii)	TSM Windcat S.A.S.; and

(iv)	FRS Windcat Offshore Logistics GmbH.

(b)	Fifty percent (50%) of the issued shares in each JV TopCo are owned by a Group Company free of Encumbrances.

(c)	Each Relevant JVCo is properly incorporated and validly existing under the laws of the jurisdiction of its incorporation.

(d)

A copy of (a) the articles of association (or equivalent constitutional documents) of each Relevant JVCo; and (b) any shareholder or joint venture agreement in respect of a JV TopCo to which a Group Company is a party, is contained in the Data Room.

(e)

So far as the Seller is aware, in the last 12 months no JV Topco has received notice that any form or document required by (a) the French commercial code (Code de commerce) to be filed with the competent registry of trade and companies (Registre du Commerce et des Sociétés); and (b) the German Act on Limited Liability Companies (Gesetz betreffend die Gesellschaften mit beschränkter Haftung – GmbHG) to be filed with the competent German commercial register (zuständiges Handelsregister), in respect of each JV TopCo has not been duly filed and is still outstanding.

(f)	So far as the Seller is aware there is not outstanding any registered security over the assets or undertaking of a Relevant JVCo.

(g)	No order has been made or resolution passed for the winding-up or provisional winding-up of a Relevant JVCo.

(h)

No Relevant JVCo is the subject of an application to the court for an administration order, a notice of appointment of an administrator, a notice of intention to appoint an administrator nor has an administrator appointed over it.

(i)

No action has been taken for a Relevant JVCo to enter into any arrangement or composition for the benefit of its creditors generally, or for the appointment of a receiver, administrative receiver or similar officer of a Relevant JVCo’s undertaking, interests, properties, revenues or assets.

(j)

No distress, execution or other process has been levied in respect of a Relevant JVCo which remains undischarged and there is no related unfulfilled or unsatisfied judgment or court order outstanding against a Relevant JVCo.

Schedule 5

Seller’s Guarantor Warranties

(a)	The Seller’s Guarantor is a company duly incorporated and organised and validly existing under the laws of its jurisdiction of incorporation.

(b)	The Seller’s Guarantor has the power and authority to enter into the Transaction Documents and to fully perform its obligations under them in accordance with their terms.

(c)	The Seller’s Guarantor does not require the consent, approval or authority of any other person to enter into or exercise its rights or perform its obligations under the Transaction Documents.

(d)

The entry into and the exercise by the Seller’s Guarantor of its rights and performance of its obligations under the Transaction Documents and the transactions contemplated by them will not constitute a breach or give rise to a default under any applicable laws or regulations or any order, decree or judgement or other obligation binding on it (including any provision of its constitutional documents), which has or could have a material adverse effect on its ability to execute or perform its obligations under the Transaction Documents.

(e)

The Seller’s Guarantor is not a party to any litigation, arbitration or administrative proceedings nor is it the subject of any governmental, regulatory or official investigation or enquiry which is in progress or threatened or pending and which has or could have a material adverse effect on its ability to execute or perform its obligations under the Transaction Documents.

(f)

No corporate action or other steps have been taken by the Seller’s Guarantor or legal proceedings started or threatened against it for its winding up or dissolution; or for it to enter into any arrangement or composition for the benefit of creditors; or for the appointment of a receiver, administrator, administrative receiver, liquidator, supervisor, compulsory manager, trustee or similar person of any of its revenues or assets.

Schedule 6

Seller Parties’ protection provisions

1	Definitions and interpretation

(a)	In addition to the words and expressions defined in Clause 1 (Definitions and interpretation) of this Agreement, in this Schedule 6 (Seller Parties’ protection provisions):

“Applicable Laws” means all laws, regulations, rules, directives, statutes, subordinate legislation, common law and civil codes of any jurisdiction, international treaties, all judgments, orders, notices, instructions, decisions and awards of any Competent Authority or tribunal.

“Claim” means any Fundamental Warranty Claim, General Warranty Claim and/or Tax Claim.

“Competent Authority” means any national, supra national, state, municipal or local government (including any court, commission, agency, authority or other body or entity exercising powers on behalf of any of the same).

“Expiry Date” means in relation to a Claim (other than a Fundamental Warranty Claim or a Tax Claim) the first anniversary of Completion and in relation to a Fundamental Warranty Claim or a Tax Claim the fourth anniversary of Completion.

“Fundamental Warranties” means the Warranties contained in paragraph 1 (Ownership and Capacity ) in Schedule 4 (Warranties) and the Seller’s Guarantor Warranties.

“Fundamental Warranty Claim” means a claim in connection with one or more of the Fundamental Warranties.

“General Warranties” means the Warranties other than the Fundamental Warranties and the Tax Warranties.

“General Warranty Claim” means a claim in connection with one or more of the General Warranties.

“Seller Party” means the Seller and the Seller’s Guarantor.

“Tax Claim” means any claim in connection with the Tax Warranties and/or under the Tax Deed.

“Tax Warranties” means the Warranties contained in paragraph 28 (Tax) of Schedule 4.

(b)

Each limitation of liability and each other right or remedy of a Seller Party included in this Schedule or the Tax Deed or implied by operation of law shall be construed independently and shall not be limited by, or limit the interpretation of, any other limitation of liability, right or remedy included in this Schedule or the Tax Deed or implied by operation of law applying or intended for the benefit of a Seller Party.

(c)	The provisions of this Schedule shall, if they conflict with any other provision of this Agreement, prevail.

(d)	Unless otherwise stated, references to “paragraphs” in this Schedule are to paragraphs of this Schedule.

2	Caps on liability

(a)	The total liability of:

(i)

the Seller Parties (taken together) in respect of all claims in connection with the Transaction Documents (including any Claims) shall not in aggregate exceed £32,800,000 (thirty-two million eight hundred thousand pounds); and

(ii)	the Seller Parties (taken together) in respect of all General Warranty Claims and Tax Claims taken together shall not in aggregate exceed £16,400,000 (sixteen million four hundred thousand pounds).

(b)

For the purposes of the caps set out in this paragraph 2 the liability of a Seller Party shall be deemed to include the amount of all costs, expenses and other liabilities (together with any VAT thereon) payable by that Seller Party in connection with the satisfaction, settlement or determination of any such Claim (other than those costs, expenses and other liabilities incurred on its own account).

3	Minimum Claim Amount and Claims Threshold

(a)	The Seller Parties shall not be liable in respect of any Claim (other than a Fundamental Warranty Claim) unless:

(i)	the liability pursuant to that Claim (but for this paragraph 3(a)) exceeds £50,000 (the “Minimum Claim Amount”); and

(ii)	the aggregate liability to the Buyer in respect of all Claims which satisfy the Minimum Claim Amount exceeds £300,000 (the “Claims Threshold”).

(c)	If the Claims Threshold is exceeded, the relevant Seller Party shall be liable for the whole amount of the Claim, not just the excess.

(d)

For the purposes of paragraph 3(a), there shall be excluded from any Claim the amount of any costs, expenses and other liabilities (and any VAT thereon) incurred or to be incurred by the Buyer and/or any Group Company in connection with such Claim.

4	Time limits and notice of Claims

(a)

No Claim shall be brought against a Seller Party unless written notice of it is given to that Seller Party by the Buyer as soon as reasonably practicable (and no later than 3 months of when the Buyer became aware of the Claim) and in any event before the relevant Expiry Date.

(b)

Any notice of Claim must specify in reasonable detail and to the extent such details are available to the Buyer at the time of giving the written notice referred to in paragraph 4(a) above, the facts which gives rise to the Claim, the grounds for the Claim, including details of any warranty which it is claimed has been breached and how, and the amount of the Claim and how it has been calculated (and in the case of a Claim under the Tax Deed, the provisions of clause 3.2 of the Tax Deed must also be satisfied).

5	Proceedings

No Seller Party shall have liability for any Claim (that has not been previously satisfied or settled) unless the Buyer issues and serves legal proceedings in a court of competent jurisdiction on that Seller Party in respect of the Claim on or before 9 months from the date on which the Buyer notified the Seller Party of the Claim (or in the case of any claim to which paragraph 11 applies, the date on which such Claim becomes an actual liability or becomes capable of being quantified).

6	Matters giving rise to Claims or recovery

(a)

If the Buyer or any other member of the Buyer’s Group becomes aware of circumstances which may give rise to a Claim or that it may be entitled to make a recovery from a third party in respect of circumstances which may or have given or are likely to give rise to a Claim against a Seller Party, the Buyer shall:

(i)

as soon as reasonably practicable give to the Seller Party written notice of the relevant circumstances in reasonable detail, including the facts which could give rise to a Claim, the grounds for the potential Claim (including details of any Warranty which may have been breached), the likely amount of the potential Claim and (if applicable) any potential entitlement to recovery from a third party;

(ii)	use reasonable commercial endeavours to consult with the Seller Party in relation to those circumstances and to make the maximum commercially practicable recovery from such third party;

(iii)

keep the Seller Party reasonably informed as to any material developments and the conduct of any proceedings relating to the matter and not take any action to admit liability or make any settlement or compromise or agree to anything in the conduct of those proceedings which may materially affect the amount of the liability in respect of the matter without the prior approval of the Seller Party (such approval not to be unreasonably withheld);

(iv)

take such action as is agreed after consultation between Buyer’s Group and the Seller Party (or failing agreement within 5 Business Days of either party commencing such consultation, take such action as a prudent person would reasonably commercially take if they did not have the benefit of the Warranties) to dispute, resist, appeal, compromise, defend, remedy or mitigate the matter, or to enforce against any third party any right of a member of the Buyer’s Group in relation to the relevant matter insofar as such action is not likely to materially prejudice the commercial interests of the Buyer’s Group;

(v)

promptly account (and procure that each member of the Buyer’s Group promptly accounts) to the Seller Party for an amount equal to the value of any benefit received net of the costs of recovery or, if less, the amount paid by the Seller Party to the Buyer in respect of such Claim.

(b)

Without prejudice to the foregoing provisions of this paragraph 6, if the Buyer receives any payment from or on behalf of a Seller Party for any Claim (“Seller Payment”) and any member of the Buyer’s Group subsequently recovers any amount from any third party for anything relating to that Claim (“Recovered Amount”), the Buyer must promptly:

(i)	notify the Seller Party of the Recovered Amount; and

(ii)	pay the Seller Party an amount equal to the lesser of:

(A)	the Recovered Amount less any reasonable costs and expenses incurred by the relevant member of the Buyer’s Group in making that recovery; and

(B)	the Seller Payment.

7	Mitigation

Nothing in this Agreement shall limit or exclude the Buyer’s common law duty to mitigate its loss and the Buyer shall procure that all reasonable steps are taken to avoid or mitigate any losses, costs or liabilities which it or any other member of the Buyer’s Group may suffer or incur in consequence of any fact, matter, event or circumstances which may give rise to a claim in connection with this Agreement. The Seller Parties’ liability for any claim in connection with this Agreement will be reduced to the extent any loss, costs or liabilities is greater as a consequence of a breach of this paragraph.

8	Remedy by the Seller Parties

To the extent that the subject matter of a claim in connection with this Agreement is capable of remedy, the Buyer shall only be entitled to make such claim if it gives a Seller Party by written notice all available details of the potential claim as soon as reasonably practicable and the breach is not remedied within 25 Business Days after the date of receipt of such notice.

9	No double recovery

The Buyer (together with any person deriving its right to make any Claim from the rights of the Buyer) shall not be entitled to seek recovery from the Seller Parties or make such recovery from the Seller Parties more than once (in aggregate) in respect of the same damage or loss suffered.

10	Benefits and savings

(a)

Any liability of a Seller Party in relation to a matter shall be computed after giving credit for any corresponding increase in value of the net assets of, or other saving by or benefit to, the Buyer’s Group arising in connection with the same matter.

(b)	If the Buyer or any other member of the Buyer’s Group shall discover that a benefit or saving has arisen, the Buyer shall procure that full details of it are given to a Seller Party.

(c)

The Buyer and each other member of the Buyer’s Group and its auditors and professional advisers shall supply such information as the Seller Parties shall reasonably require in order to verify the amount of any benefit or saving.

11	Contingent or non-quantifiable claims

If any Claim arises by reason of some liability which is contingent or otherwise not capable of quantification, then notice of that Claim must be made in accordance with paragraph 4 but no payment shall be due from a Seller Party in respect of it until the liability has been quantified and actual loss has been suffered by the Buyer as a consequence of the subject matter of the Claim.

12	Implementation of this Agreement

(a)

No Seller Party shall be liable for any claim in connection with this Agreement to the extent that the liability or other matter giving rise to such claim is attributable to any Group Company having done (or omitted to do) anything after the date of this Agreement as contemplated by the terms of a Transaction Document.

(b)

No Seller Party shall be liable for any Claim to the extent that the liability or other matter giving rise to such claim is attributable to any Seller Party having done (or omitted to do) anything after the date of this Agreement as contemplated by the terms of a Transaction Document.

13	Subsequent events

(a)	No Seller Party shall have any liability in respect of a Claim to the extent that it occurs or is increased as a result of:

(i)

any Applicable Law or any provision thereof not in force or effect or not otherwise being applicable at the date of this Agreement, including any Applicable Law or any provision thereof taking effect retrospectively;

(ii)	a change after the date of this Agreement in:

(A)	Applicable Laws or the interpretation of Applicable Laws;

(B)	the identity, administrative practice or policy of any governmental, regulatory or licensing body or authority; or

(C)	generally accepted accounting practices or international financial reporting standards (as the case may be);

(iii)	a change in the nature of, transfer, winding up or cessation after the date of this Agreement of a trade or business carried on by a member of the Buyer’s Group; or

(iv)

all or a substantial amount of any business or assets of any Group Company in respect of which the Claim arises having ceased to be owned or controlled by the Group Company after the date of this Agreement; or

(v)	any withdrawal of, or change to, any concession or practice of a Competent Authority or of any arrangement any Group Company entered into before the date of this Agreement; or

(vi)

changes after Completion in the accounting policies, principles, methods, practices or bases adopted by or applied in relation to a member of the Buyer’s Group or other change in the way in which a member of the Buyer’s Group values assets or liabilities or prepares, presents or compiles any accounts; or

(vii)

any voluntary act, omission, transaction or arrangement by or at the direction or request or with the prior written approval or consent or with the acquiescence of a member of the Buyer’s Group (other than, prior to Completion, a Group Company) or any of their employees, agents or advisers; or

(viii)	a breach of any Transaction Document by a member of the Buyer’s Group.

14	Fraud

Nothing in this Agreement limits the liability of a Seller Party in respect of its own fraud.

15	Disclosures

No Seller Party shall have any liability in respect of information and circumstances Disclosed.

16	Provisions

No Seller Party shall be liable for any Claim if and to the extent that any provision for the matter giving rise to the Claim is made in the Accounts or the Management Accounts.

17	Insured claims

To the extent that a member of the Buyer’s Group has a right to make a recovery or to claim an indemnity against any loss or damage arising out of the subject matter of the Claim under the terms of any insurance policy providing cover to a member of the Buyer’s Group, the Buyer shall, before seeking to make recovery in respect of any Claim against the Seller, procure that such member of the Buyer’s Group uses all reasonable endeavours to make such recovery or claim such indemnity (but without any obligation on the Buyer or the Buyer’s group to take out insurance cover in relation to the subject matter of the Claim) and the liability of the Seller for any Claim shall be reduced by the amount of any such recovery made or indemnification received (the resulting sum of liability being the “Net Liability Amount”). Nothing in the prior sentence of this paragraph shall prejudice insurers’ subrogation rights under any insurance policies that any of the Buyer or Buyer’s Group may enter into after signing this Agreement provided always that the aggregate liability of the Seller (to the Buyer and/or any other persons (including any such insurers), taken together) in connection with the circumstances giving rise to the Claim (including for the Claim itself) shall in no circumstances exceed the Net Liability Amount.

18	Excluded losses

No Seller Party shall be liable for loss of profits, loss of goodwill, loss of opportunity or any indirect or consequential losses.

19	Buyer’s knowledge

No Seller Party shall have any liability under or in connection with any Transaction Document in respect of any matter which was within the actual, imputed or constructive knowledge of the Buyer, its employees, agents or advisers at the date of this Agreement.

20	Limitations applying to Tax Warranties

The provisions of clauses 3 (Exclusions and Limitations) and 4 (Conduct of Claims) of the Tax Deed shall apply to extinguish, reduce or mitigate any Claim for breach of the Tax Warranties as if they were set out in full in this Agreement with appropriate changes.

Schedule 7

Buyer’s Warranties

(a)	The Buyer is a company duly incorporated and organised and validly existing under the laws of its jurisdiction of incorporation.

(b)	The Buyer has the power and authority to enter into the Transaction Documents and to fully perform its obligations under them in accordance with their terms.

(c)	The Buyer does not require the consent, approval or authority of any other person to enter into or exercise its rights or perform its obligations under the Transaction Documents.

(d)

The entry into and the exercise by the Buyer of its rights and performance of its obligations under the Transaction Documents and the transactions contemplated by them will not constitute a breach or give rise to a default under any applicable laws or regulations or any order, decree or judgement or other obligation binding on it (including any provision of its constitutional documents), which has or could have a material adverse effect on its ability to execute or perform its obligations under the Transaction Documents.

(e)

The Buyer is not a party to any litigation, arbitration or administrative proceedings nor is it the subject of any governmental, regulatory or official investigation or enquiry which is in progress or threatened or pending and which has or could have a material adverse effect on its ability to execute or perform its obligations under the Transaction Documents.

(f)

No corporate action or other steps have been taken by the Buyer or legal proceedings started or threatened against it for its winding up or dissolution; or for it to enter into any arrangement or composition for the benefit of creditors; or for the appointment of a receiver, administrator, administrative receiver, liquidator, supervisor, compulsory manager, trustee or similar person of any of its revenues or assets.

Schedule 8

RCF Security

Description	Date	Chargee	Governing law	Charge ID / reference
Windcat Workboats Holdings Ltd (the Company)
Deed of charge over shares in Windcat Workboats Limited	26 May 2016	Coöperatieve Rabobank U.A.	English law	Companies House charge code: 0787 7635 0002
Deed of pledge of shares in Windcat Workboats B.V.	26 May 2016	Coöperatieve Rabobank U.A.	Dutch law	Companies House charge code: 0787 7635 0003
Security Agreement	26 May 2016	Coöperatieve Rabobank U.A.	Dutch law	Companies House charge code: 0787 7635 0004
CTV Crewing Services Ltd
Security Agreement	26 May 2016	Coöperatieve Rabobank U.A.	Dutch law	Companies House charge code: 0871 2331 0001
Windcat Workboats Ltd
Deed of covenants—Windcat 2	26 May 2016	Coöperatieve Rabobank U.A.	English law	Companies House charge code: 0438 1798 0072
Deed of covenants—Windcat 3	26 May 2016	Coöperatieve Rabobank U.A.	English law	Companies House charge code: 0438 1798 0071
Deed of covenants—Windcat 4	26 May 2016	Coöperatieve Rabobank U.A.	English law	Companies House charge code: 0438 1798 0078
Deed of covenants—Windcat 5	26 May 2016	Coöperatieve Rabobank U.A.	English law	Companies House charge code: 0438 1798 0079
Deed of covenants—Windcat 6	26 May 2016	Coöperatieve Rabobank U.A.	English law	Companies House charge code: 0438 1798 0080
Deed of covenants—Windcat 7	26 May 2016	Coöperatieve Rabobank U.A.	English law	Companies House charge code: 0438 1798 0081
Mortgage of a ship – Windcat 2	26 May 2016	Coöperatieve Rabobank U.A.	English law	Companies House charge code: 0438 1798 0075
Mortgage of a ship – Windcat 3	26 May 2016	Coöperatieve Rabobank U.A.	English law	Companies House charge code: 0438 1798 0070
Mortgage of a ship – Windcat 4	26 May 2016	Coöperatieve Rabobank U.A.	English law	Companies House charge code: 0438 1798 0077

Mortgage of a ship – Windcat 5	26 May 2016	Coöperatieve Rabobank U.A.	English law	Companies House charge code: 0438 1798 0076
Mortgage of a ship – Windcat 6	26 May 2016	Coöperatieve Rabobank U.A.	English law	Companies House charge code: 0438 1798 0074
Mortgage of a ship – Windcat 7	26 May 2016	Coöperatieve Rabobank U.A.	English law	Companies House charge code: 0438 1798 0073
Security Agreement	26 May 2016	Coöperatieve Rabobank U.A.	Dutch law	Companies House charge code: 0438 1798 0083
Windgrip Limited
None
Windcat Workboats (Wales) CYF
None
Windcat Workboats (Scotland) Limited
None
Windcat Workboats International Limited
Security Agreement	26 May 2016	Coöperatieve Rabobank U.A.	Dutch law	N/A
Windcat Workboats (NL) B.V.
None
Windcat Workboats B.V.
Security Agreement	26 May 2016	Coöperatieve Rabobank U.A.	Dutch law	N/A
Deed of covenants – Windcat 1	26 May 2016	Coöperatieve Rabobank U.A.	English law	N/A
Deed of covenants – Windcat 9 (now called Windcat 19)	26 May 2016	Coöperatieve Rabobank U.A.	English law	N/A
Deed of covenants – Windcat 10	26 May 2016	Coöperatieve Rabobank U.A.	English law	N/A
Deed of covenants – Windcat 11	26 May 2016	Coöperatieve Rabobank U.A.	English law	N/A
Deed of covenants – Windcat 14	26 May 2016	Coöperatieve Rabobank U.A.	English law	N/A

Deed of covenants – Windcat 15	26 May 2016	Coöperatieve Rabobank U.A.	English law	N/A
Deed of covenants – Windcat 16 (formerly known as Windcat 192 and before that Windcat 12)	28 May 2020	Coöperatieve Rabobank U.A.	English law	N/A
Deed of covenants – Windcat 17	26 May 2016	Coöperatieve Rabobank U.A.	English law	N/A
Deed of covenants – Windcat 18	26 May 2016	Coöperatieve Rabobank U.A.	English law	N/A
Deed of covenants – Windcat 20	26 May 2016	Coöperatieve Rabobank U.A.	English law	N/A
Deed of covenants – Windcat 21	26 May 2016	Coöperatieve Rabobank U.A.	English law	N/A
Deed of covenants – Windcat 22	26 May 2016	Coöperatieve Rabobank U.A.	English law	N/A
Deed of covenants – Windcat 23	26 May 2016	Coöperatieve Rabobank U.A.	English law	N/A
Deed of covenants – Windcat 24	26 May 2016	Coöperatieve Rabobank U.A.	English law	N/A
Deed of covenants – Windcat 25	26 May 2016	Coöperatieve Rabobank U.A.	English law	N/A
Deed of covenants – Windcat 26	26 May 2016	Coöperatieve Rabobank U.A.	English law	N/A
Deed of covenants – Windcat 27	26 May 2016	Coöperatieve Rabobank U.A.	English law	N/A
Deed of covenants – Windcat 29	26 May 2016	Coöperatieve Rabobank U.A.	English law	N/A
Deed of covenants – Windcat 30	26 May 2016	Coöperatieve Rabobank U.A.	English law	N/A
Deed of covenants – Windcat 31	26 May 2016	Coöperatieve Rabobank U.A.	English law	N/A

Deed of covenants – Windcat 32	26 May 2016	Coöperatieve Rabobank U.A.	English law	N/A
Deed of covenants – Windcat 33	26 May 2016	Coöperatieve Rabobank U.A.	English law	N/A
Deed of covenants – Windcat 36	26 May 2016	Coöperatieve Rabobank U.A.	English law	N/A
Deed of covenants – Windcat 37	26 May 2016	Coöperatieve Rabobank U.A.	English law	N/A
Deed of covenants – Windcat 38	26 May 2016	Coöperatieve Rabobank U.A.	English law	N/A
Deed of covenants – Windcat 39	26 May 2016	Coöperatieve Rabobank U.A.	English law	N/A
Deed of covenants – Windcat 40	7 December 2018	Coöperatieve Rabobank U.A.	English law	N/A
Deed of covenants – Windcat 41	21 June 2018	Coöperatieve Rabobank U.A.	English law	N/A
Deed of covenants – Windcat 44	6 September 2019	Coöperatieve Rabobank U.A.	English law	N/A
Deed of covenants – Windcat 45	30 January 2020	Coöperatieve Rabobank U.A.	English law	N/A
Deed of covenants – Windcat 46	28 May 2020	Coöperatieve Rabobank U.A.	English law	N/A
Deed of covenants – Windcat 47	15 December 2020	Coöperatieve Rabobank U.A.	English law	N/A
Deed of covenants – Windcat 101	26 November 2018	Coöperatieve Rabobank U.A.	English law	N/A
Mortgage of a ship – Windcat 1	26 May 2016	Coöperatieve Rabobank U.A.	English law	N/A
Mortgage of a ship – Windcat 9 (now called Windcat 19)	26 May 2016	Coöperatieve Rabobank U.A.	English law	N/A
Mortgage of a ship – Windcat 10	26 May 2016	Coöperatieve Rabobank U.A.	English law	N/A

Mortgage of a ship – Windcat 11	26 May 2016	Coöperatieve Rabobank U.A.	English law	N/A
Mortgage of a ship – Windcat 14	26 May 2016	Coöperatieve Rabobank U.A.	English law	N/A
Mortgage of a ship – Windcat 15	26 May 2016	Coöperatieve Rabobank U.A.	English law	N/A
Mortgage of a ship – Windcat 16 (formerly known as Windcat 192 and before that Windcat 12)	28 May 2020	Coöperatieve Rabobank U.A.	English law	N/A
Mortgage of a ship – Windcat 17	26 May 2016	Coöperatieve Rabobank U.A.	English law	N/A
Mortgage of a ship – Windcat 18	26 May 2016	Coöperatieve Rabobank U.A.	English law	N/A
Mortgage of a ship – Windcat 20	26 May 2016	Coöperatieve Rabobank U.A.	English law	N/A
Mortgage of a ship – Windcat 21	26 May 2016	Coöperatieve Rabobank U.A.	English law	N/A
Mortgage of a ship – Windcat 22	26 May 2016	Coöperatieve Rabobank U.A.	English law	N/A
Mortgage of a ship – Windcat 23	26 May 2016	Coöperatieve Rabobank U.A.	English law	N/A
Mortgage of a ship – Windcat 24	26 May 2016	Coöperatieve Rabobank U.A.	English law	N/A
Mortgage of a ship – Windcat 25	26 May 2016	Coöperatieve Rabobank U.A.	English law	N/A
Mortgage of a ship – Windcat 26	26 May 2016	Coöperatieve Rabobank U.A.	English law	N/A
Mortgage of a ship – Windcat 27	26 May 2016	Coöperatieve Rabobank U.A.	English law	N/A
Mortgage of a ship – Windcat 29	26 May 2016	Coöperatieve Rabobank U.A.	English law	N/A

Mortgage of a ship – Windcat 30	26 May 2016	Coöperatieve Rabobank U.A.	English law	N/A
Mortgage of a ship – Windcat 31	26 May 2016	Coöperatieve Rabobank U.A.	English law	N/A
Mortgage of a ship – Windcat 32	26 May 2016	Coöperatieve Rabobank U.A.	English law	N/A
Mortgage of a ship – Windcat 33	26 May 2016	Coöperatieve Rabobank U.A.	English law	N/A
Mortgage of a ship – Windcat 36	26 May 2016	Coöperatieve Rabobank U.A.	English law	N/A
Mortgage of a ship – Windcat 37	26 May 2016	Coöperatieve Rabobank U.A.	English law	N/A
Mortgage of a ship – Windcat 38	26 May 2016	Coöperatieve Rabobank U.A.	English law	N/A
Mortgage of a ship – Windcat 39	26 May 2016	Coöperatieve Rabobank U.A.	English law	N/A
Mortgage of a ship – Windcat 40	7 December 2018	Coöperatieve Rabobank U.A.	English law	N/A
Mortgage of a ship – Windcat 41	21 June 2018	Coöperatieve Rabobank U.A.	English law	N/A
Mortgage of a ship – Windcat 44	6 September 2019	Coöperatieve Rabobank U.A.	English law	N/A
Mortgage of a ship – Windcat 45	30 January 2020	Coöperatieve Rabobank U.A.	English law	N/A
Mortgage of a ship – Windcat 46	28 May 2020	Coöperatieve Rabobank U.A.	English law	N/A
Mortgage of a ship – Windcat 47	15 December 2020	Coöperatieve Rabobank U.A.	English law	N/A
Mortgage of a ship – Windcat 101	26 November 2018	Coöperatieve Rabobank U.A.	English law	N/A

Schedule 9

Properties

Group Company	Address	Freehold / Leasehold	Lease details (if relevant)
Windcat Workboats Limited	Unit 16 Waveney Market, West Lowestoft, Suffolk, UK	Leasehold	Landlord: Associated British Ports Tenant: Windcat Workboats Limited Dated: 19 May 2010
Windcat Workboats Limited	Land and buildings at Haven Marina, School Road, Lowestoft, UK	Leasehold	Landlord: Associated British Ports Tenant: Windcat Workboats Limited Dated: 2016
Windcat Workboats Limited	1 Battery Green Road, Lowestoft, Suffolk, UK	Leasehold	Landlord: Matthew Hood and Louise Hood Tenant: Windcat Workboats Limited Dated: 28 October 2016
Windcat Workboats B.V.	Industriestraat 34 - 36, 1976 CV Ijmuiden, the Netherlands	Leasehold	Landlord: Benjamin Velsen Ontwikkeling B.V. Tenant: Windcat Workboats B.V. Dated: 15 July 2008
Windcat Workboats B.V.	Trawlerkade 104 - 106, 1976CC Ijmuiden, The Netherlands*	Leasehold	Landlord: Fremax B.V. Tenant: Windcat Workboats B.V. Dated: 18 December 2008

* The lease for the Trawlerkade Premises is intended to be split (to be documented after the date of this Agreement) such that the Seller’s Group shall take a lease of the top floor.

Schedule 10

Vessels

Part 1

Group Company Vessels

Name of Vessel	Owner	Particulars
Windcat 1	Windcat Workboats B.V.

Official Number: 908511

MMSI Number: 235018872

Classification Society: Mecal Ltd

Class Notation: Maritime & Coastguard Agency UK Workboat Certificate Category 2

Year of Build: 2004

Flag: BRITISH

Place of Registration: Fleetwood

GT/NT: 27.24 / 27.24

Windcat 2	Windcat Workboats Limited

Official Number: 910206

MMSI Number: 235027545

Classification Society: Mecal Ltd

Class Notation: Maritime & Coastguard Agency UK Workboat Certificate Category 2

Year of Build: 2005

Flag: BRITISH

Place of Registration: Fleetwood

GT/NT: 27.72 / 27.72

Windcat 3	Windcat Workboats Limited

Official Number: 911498

MMSI Number: 235036365

Classification Society: Mecal Ltd

Class Notation: Maritime & Coastguard Agency UK Workboat Certificate Category 2

Year of Build: 2005

Flag: BRITISH

Place of Registration: Fleetwood

GT/NT: 25.32 / 25.32

Windcat 4	Windcat Workboats Limited

Official Number: 911044

MMSI Number: 235032079

Classification Society: Mecal Ltd

Class Notation: Maritime & Coastguard Agency UK Workboat Certificate Category 2

Year of Build: 2005

Flag: BRITISH

Place of Registration: Fleetwood

GT/NT: 25.32 / 25.32

Windcat 5	Windcat Workboats Limited

Official Number: 911965

MMSI Number: 235054864

Classification Society: Mecal Ltd

Class Notation: Maritime & Coastguard Agency UK Workboat Certificate Category 2

Year of Build: 2007

Flag: BRITISH

Place of Registration: Fleetwood

GT/NT: 26.19 / 26.19

Windcat 6	Windcat Workboats Limited

Official Number: 913329

MMSI Number: 2350557789

Classification Society: Mecal Ltd

Class Notation: Maritime & Coastguard Agency UK Workboat Certificate Category 2

Year of Build: 2007

Flag: BRITISH

Place of Registration: Fleetwood

GT/NT: 26.20 / 26.20

Windcat 7	Windcat Workboats Limited

Official Number: 913037

MMSI Number: 235055752

Classification Society: Mecal Ltd

Class Notation: Maritime & Coastguard Agency UK Workboat Certificate Category 2

Year of Build: 2007

Flag: BRITISH

Place of Registration: Fleetwood

GT/NT: 26.19 / 26.19

Windcat 10	Windcat Workboats B.V.

Official Number: 914583

MMSI Number: 235064453

Classification Society: Mecal Ltd

Class Notation: Maritime & Coastguard Agency UK Workboat Certificate Category 2

Year of Build: 2008

Flag: BRITISH

Place of Registration: Fleetwood

GT/NT: 36.16 / 36.16

Windcat 11	Windcat Workboats B.V.

Official Number: 914899

MMSI Number: 235066459

Classification Society: Mecal Ltd

Class Notation: Maritime & Coastguard Agency UK Workboat Certificate Category 2

Year of Build: 2008

Flag: BRITISH

Place of Registration: Fleetwood

GT/NT: 36.16 / 36.16

Windcat 14	Windcat Workboats B.V.

Official Number: 915565

MMSI Number: 235070403

Classification Society: Mecal Ltd

Class Notation: Maritime & Coastguard Agency UK Workboat Certificate Category 2

Year of Build: 2009

Flag: BRITISH

Place of Registration: Fleetwood

GT/NT: 31.12 / 31.12

Windcat 15	Windcat Workboats B.V.

Official Number: 915701

MMSI Number: 235071183

Classification Society: Mecal Ltd

Class Notation: Maritime & Coastguard Agency UK Workboat Certificate Category 2

Year of Build: 2009

Flag: BRITISH

Place of Registration: Fleetwood

GT/NT: 36.16 / 36.16

Windcat 16 (formerly known as Windcat 192 and prior to that Windcat 12)	Windcat Workboats B.V.

Official Number: 915207

MMSI Number: 235067955

Classification Society: Bureau Veritas

Class Notation: I . HULL . MACH Light ship – Fast Utility Vessel sea area 2

Year of Build: 2008

Flag: BRITISH

Place of Registration: Lowestoft

GT/NT: 28.19 / 28.19

Windcat 17	Windcat Workboats B.V.

Official Number: 915568

MMSI Number: 235070402

Classification Society: Mecal Ltd

Class Notation: Maritime & Coastguard Agency UK Workboat Certificate Category 2

Year of Build: 2009

Flag: BRITISH

Place of Registration: Fleetwood

GT/NT: 36.16 / 36.16

Windcat 18	Windcat Workboats B.V.

Official Number: 915762

MMSI Number: 230573592

Classification Society: Mecal Ltd

Class Notation: Maritime & Coastguard Agency UK Workboat Certificate Category 2

Year of Build: 2009

Flag: BRITISH

Place of Registration: Fleetwood

GT/NT: 31.12 / 31.12

Windcat 19 (formerly known as Windcat 9)	Windcat Workboats B.V.

Official Number: 914328

MMSI Number: 235062747

Classification Society: Mecal Ltd

Class Notation: Maritime & Coastguard Agency UK Workboat Certificate Category 2

Year of Build: 2008

Flag: BRITISH

Place of Registration: Fleetwood

GT/NT: 36.16 / 36.16

Windcat 20	Windcat Workboats B.V.

Official Number: 916154

MMSI Number: 235075026

Classification Society: Mecal Ltd

Class Notation: Maritime & Coastguard Agency UK Workboat Certificate Category 2

Year of Build: 2009

Flag: BRITISH

Place of Registration: Fleetwood

GT/NT: 30.54 / 30.54

Windcat 21	Windcat Workboats B.V.

Official Number: 916510

MMSI Number: 235077831

Classification Society: Mecal Ltd

Class Notation: Maritime & Coastguard Agency UK Workboat Certificate Category 2

Year of Build: 2010

Flag: BRITISH

Place of Registration: Fleetwood

GT/NT: 30.94 / 30.94

Windcat 22	Windcat Workboats B.V.

Official Number: 916321

MMSI Number: 235075935

Classification Society: Mecal Ltd

Class Notation: Maritime & Coastguard Agency UK Workboat Certificate Category 2

Year of Build: 2009

Flag: BRITISH

Place of Registration: Fleetwood

GT/NT: 36.16 / 36.16

Windcat 23	Windcat Workboats B.V.

Official Number: 916863

MMSI Number: 235080729

Classification Society: Mecal Ltd

Class Notation: Maritime & Coastguard Agency UK Workboat Certificate Category 2

Year of Build: 2010

Flag: BRITISH

Place of Registration: Fleetwood

GT/NT: 30.94 / 30.94

Windcat 24	Windcat Workboats B.V.

Official Number: 916789

MMSI Number: 235080246

Classification Society: Mecal Ltd

Class Notation: Maritime & Coastguard Agency UK Workboat Certificate Category 2

Year of Build: 2010

Flag: BRITISH

Place of Registration: Fleetwood

GT/NT: 31.82 / 31.82

Windcat 25	Windcat Workboats B.V.

Official Number: 917146

MMSI Number: 235083344

Classification Society: Mecal Ltd

Class Notation: Maritime & Coastguard Agency UK Workboat Certificate Category 2

Year of Build: 2010

Flag: BRITISH

Place of Registration: Fleetwood

GT/NT: 32.30 / 32.30

Windcat 26	Windcat Workboats B.V.

Official Number: 917493

MMSI Number: 235084702

Classification Society: Mecal Ltd

Class Notation: Maritime & Coastguard Agency UK Workboat Certificate Category 2

Year of Build: 2011

Flag: BRITISH

Place of Registration: Fleetwood

GT/NT: 32.30 / 32.30

Windcat 27	Windcat Workboats B.V.

Official Number: 917492

MMSI Number: 235086068

Classification Society: Mecal Ltd

Class Notation: Maritime & Coastguard Agency UK Workboat Certificate Category 2

Year of Build: 2011

Flag: BRITISH

Place of Registration: Fleetwood

GT/NT: 30.94 / 30.94

Windcat 29	Windcat Workboats B.V.

Official Number: 917861

MMSI Number: 235089224

Classification Society: Mecal Ltd

Class Notation: Maritime & Coastguard Agency UK Workboat Certificate Category 2

Year of Build: 2011

Flag: BRITISH

Place of Registration: Fleetwood

GT/NT: 36.16 / 36.16

Windcat 30	Windcat Workboats B.V.

Official Number: 918863

MMSI Number: 235096027

Classification Society: Mecal Ltd

Class Notation: Maritime & Coastguard Agency UK Workboat Certificate Category 2

Year of Build: 2012

Flag: BRITISH

Place of Registration: Fleetwood

GT/NT: 31.50 / 31.50

Windcat 31	Windcat Workboats B.V.

Official Number: 919078

MMSI Number: 235097407

Classification Society: Mecal Ltd

Class Notation: Maritime & Coastguard Agency UK Workboat Certificate Category 2

Year of Build: 2013

Flag: BRITISH

Place of Registration: Fleetwood

GT/NT: 31.40 / 31.40

Windcat 32	Windcat Workboats B.V.

Official Number: 919402

MMSI Number: 235100258

Classification Society: Mecal Ltd

Class Notation: Maritime & Coastguard Agency UK Workboat Certificate Category 2

Year of Build: 2013

Flag: BRITISH

Place of Registration: Fleetwood

GT/NT: 31.50 / 31.50

Windcat 33	Windcat Workboats B.V.

Official Number: 919685

MMSI Number: 235103062

Classification Society: Mecal Ltd

Class Notation: Maritime & Coastguard Agency UK Workboat Certificate Category 2

Year of Build: 2014

Flag: BRITISH

Place of Registration: Fleetwood

GT/NT: 31.50 / 31.50

Windcat 36	Windcat Workboats B.V.

Official Number: 920304

MMSI Number: 235107401

Classification Society: DNV GL

Class Notation: GL 100 A5 HSDE III Workboat Maritime & Coastguard Agency UK Workboat Certificate Category 2

Year of Build: 2014

Flag: BRITISH

Place of Registration: Fleetwood

GT/NT: 36.52 / 36.52

Windcat 37	Windcat Workboats B.V.

Official Number: 920510

MMSI Number: 235108878

Classification Society: DNV GL

Class Notation: GL 100 A5 HSDE III Workboat Maritime & Coastguard Agency UK Workboat Certificate Category 2

Year of Build: 2015

Flag: BRITISH

Place of Registration: Fleetwood

GT/NT: 41.44 / 41.44

Windcat 38	Windcat Workboats B.V.

Official Number: 920845

MMSI Number: 235111195

Classification Society: DNV GL

Class Notation: GL 100 A5 HSDE III Workboat Maritime & Coastguard Agency UK Workboat Certificate Category 2

Year of Build: 2015

Flag: BRITISH

Place of Registration: Lowestoft

GT/NT: 36.52 / 36.52

Windcat 39	Windcat Workboats B.V.

Official Number: 921332

MMSI Number: 235114376

Classification Society: DNV GL

Class Notation: GL 100 A5 HSDE III Workboat Maritime & Coastguard Agency UK Workboat Certificate Category 2

Year of Build: 2016

Flag: BRITISH

Place of Registration: Lowestoft

GT/NT: 36.52 / 36.52

Windcat 40	Windcat Workboats B.V.

Official Number: 922474

MMSI Number: 232008399

Classification Society: DNV GL

Class Notation: MCA, Category 2 GL 100 A5 HSDE III Workboat

Year of Build: 2017

Flag: BRITISH

Place of Registration: Lowestoft

GT/NT: 61.78 / 61.78

Windcat 41	Windcat Workboats B.V.

Official Number: 923030

MMSI Number: 232013243

Classification Society: DNV GL

Class Notation: MCA, Category 2 GL 100 A5 HSDE III Workboat

Year of Build: 2018

Flag: BRITISH

Place of Registration: Lowestoft

GT/NT: 59.33/ 59.33

Windcat 44	Windcat Workboats B.V.

Official Number: 924049

MMSI Number: 232021363

Classification Society: DNV GL

Class Notation: DNV GL + 100A5 II HSDE OWFSC (+) MC Overbar

Year of Build: 2019

Flag: BRITISH

Place of Registration: Lowestoft

GT/NT: 63.76/ 63.76

Windcat 45	Windcat Workboats B.V.

Official Number: 924546

MMSI Number: 232024430

Classification Society: DNV GL

Class Notation: DNV GL + 1A HSLC Crew E0 Windfarm R1

Year of Build: 2019

Flag: BRITISH

Place of Registration: Lowestoft

GT/NT: 63.76/ 63.76

Windcat 46	Windcat Workboats B.V.

Official Number: 101249

MMSI Number: 232026644

Classification Society: DNV GL

Class Notation: DNV GL + 1A HSLC Crew E0 Windfarm R1

Year of Build: 2020

Flag: BRITISH

Place of Registration: Lowestoft

GT/NT: 63.76/ 63.76

Windcat 47	Windcat Workboats B.V.

Official Number: 178335

MMSI Number: 232031335

Classification Society: Lloyds Register

Class Notation: Lloyds Register + 100A1, SSC, HSC Catamaran, Wind Farm Service Vessel, MCH

Year of Build: 2020

Flag: BRITISH

Place of Registration: Lowestoft

GT/NT: 63.76/ 63.76

Windcat 101	Windcat Workboats B.V.

IMO Number: 9574913 (official 917555)

MMSI Number: 235086213

Classification Society: DNV GL

Class Notation: DNV GL + 1A1 HSLC R1 Crew E0

Year of Build: 2011

Flag: BRITISH

Place of Registration: Lowestoft

GT/NT: 208.00 / 63.00

Windcat Dorothea	Windcat Workboats B.V.

Official Number: 917425

MMSI Number: 235084466

Classification Society: Mecal Ltd

Class Notation: Maritime & Coastguard Agency UK Workboat Certificate Category 2

Year of Build: 2011

Flag: BRITISH

Place of Registration: Lowestoft

GT/NT: 25.28 / 25.28

Windspeed 7	Windcat Workboats Limited

Official Number: 921869

MMSI Number: 232002962

Classification Society: Mecal Ltd

Class Notation: Maritime & Coastguard Agency UK Workboat Certificate Category 2

Year of Build: 2016

Flag: BRITISH

Place of Registration: Lowestoft

GT/NT: 11.77/ 11.77

Part 2

JVCo Vessels

Name of Vessel	Owner	Particulars
Windcat 28	FRS Windcat Offshore Logistics Ltd

Official Number: SSR-73420

MMSI Number: 211269660

Classification Society: DNV GL AS

Class Notation: A5 Workboat HSDE III

Year of Build: 2012

Flag: German

Place of Registration: Flensburg

GT/NT: 67 / 20

Windcat 34	FRS Windcat Offshore Logistics Ltd (Bareboat charter to Windcat Workboats B.V. until Mar. 2021)

Official Number: SSR-73421

MMSI Number: 211269680 / 235101881

Classification Society: DNV GL AS

Class Notation: Maritime & Coastguard Agency UK Workboat Code Edition 2

Year of Build: 2013

Flag: British (in UK Bareboat register, vessel and mortgage registered in German Registry)

Place of Registration: Flensburg / Fleetwood

GT/NT: 49.83 / 49.83

Windcat 35	FRS Windcat Offshore Logistics Ltd

Official Number: SSR-73422

MMSI Number: 211269690

Classification Society: DNV GL AS

Class Notation: A5 Workboat HSDE III

Year of Build: 2014

Flag: German

Place of Registration: Flensburg

GT/NT: 68 / 20

Windcat 42	FRS Windcat Offshore Logistics Ltd	Official Number: SSR-73349 MMSI Number: 211156470 Classification Society: DNV GL AS Class Notation: A5 OWFSC HSDE II Year of Build: 2018 Flag: German Place of Registration: Flensburg GT/NT: 99 / 29

Windcat 43	FRS Windcat Offshore Logistics Ltd	Official Number: SSR-73375 MMSI Number: 211810060 Classification Society: DNV GL AS Class Notation: A5 OWFSC HSDE II Year of Build: 2018 Flag: German Place of Registration: Flensburg GT/NT: 99 / 29

Schedule 11

Transitional Services

Part 1

Seller Transitional Services

1

For 12 months following Completion, use and support of the following Oracle Fusion software as a service (“SaaS”) applications: enterprise resource planning, human capital management and planning and budgeting cloud service.

2

For 6 months following Completion, use and support of the following SaaS applications: Exchange, OneDrive, SharePoint, Office 365, Teams and Skype. Throughout the whole period of support, the Buyer and the Seller will reasonably cooperate with each other to identify those accounting and audit files stored on SharePoint which are to be retained by the Group and/or the Seller.

3	For 6 months following Completion, support related to the use of desktop and laptop computers, including with respect to Windows 10 and Office 365 software.

4	For 4 months following Completion, use and support of the Expereo network as a service, including software-defined networking in a wide area network and SilverPeak managed services.

5	For 4 months following Completion, use and support of the 8x8 SaaS services. During such time, the Group’s phone numbers will be released to the Buyer’s telephone system for porting.

6	Within 2 months following Completion, the @windcatcrewing.com, @windcatcrewingservices.com, and @windcatworkboats.com domain name will be released and transferred to the Buyer.

7	For 6 months following Completion, use and support of the SOFTimpact crew and payroll software solution Seanique.

8	For 6 months following Completion, support related to the use of vessel IT systems, including computers, cellular devices, and communication equipment/providers.

The Seller and the Buyer agree that the scope/date range for access to historical data for the various platforms listed above shall be 6 years prior to Completion (to the extent such historical data is available on the systems of the Seller’s Group, provided that the Seller and the Buyer shall co-operate on a reasonable endeavours basis to facilitate reasonable requests by the Buyer for access to historical data that is contained in legacy systems and not on the systems of the Seller’s Group).

Part 2

Buyer Transitional Services

1	For a period of 6 months following Completion, John Anniss (a Transferring Employee) will provide the Seller with transitional support and training on the following matters:

(i)	statutory books and other corporate records of the relevant entities of the Seller’s Group;

(ii)	applicable accounts payable software and processes;

(iii)	applicable VAT, corporate tax and audit functions; and

(iv)	applicable treasury and payments functions.

2

Without limitation to the services set forth in clause (1) above, for a period of 12 months following Completion, John Anniss shall be reasonably available to the Seller for advice and consultation regarding the transition of his prior duties as an employee of the Seller’s Group or other historical matters with respect to the Seller’s Group.

3	For a period of 6 months following Completion, the IT Personnel will provide the Seller support in respect of:

(i)	the Seller’s Group’s desktop and laptop computers, including with respect to Windows 10 and Office 365 software;

(ii)	the Azure Active Directory solution and the Seller’s Group’s servers;

(iii)	the Seller’s Group’s IT and telephony networks;

(iv)	the payroll software solution Seanique;

(v)	the Microsoft Intune platform;

(vi)	Microsoft Dynamics software; and

(vii)	the Seller’s Group’s ongoing IT security projects.

Where an employee of the Group named in the paragraphs above ceases to be employed by the Group during the periods referred to above, they will be replaced on a best endeavours basis in the provision of the relevant Buyer Transition Service by an employee of the Buyer’s Group with a similar level of expertise (provided always that the replacement person shall not be required to have the same level of background knowledge).

Where the paragraphs above require a named employee to be made available this will be subject always to normal absences that may arise in the course of his / her employment including annual leave and sickness.

Schedule 12

Information sharing

(a)

For the period of three years after Completion (the “Cooperation Period”) the Seller and the Buyer shall (and the Buyer’s shall procure that other members of the Buyer’s Group, including the Group Companies shall) share with each other all technical, operational, performance, and design data with respect to new-build service offshore vessels created, designed, developed, tested, obtained and/or operated during the Cooperation Period (the “SOV Data”).

(b)	During the Cooperation Period, the Seller and the Buyer shall:

(i)	provide updates by way of written reports on any SOV Data:

(A)	at the end of each calendar quarter and at the end of the Cooperation Period; and

(B)	on reasonable request of the other; and

(ii)	respond as soon as reasonably practicable to reasonable enquires from the other regarding the SOV Data and/or such reports as are provided under this paragraph (b).

EXECUTION PAGE

Signed by Jesús Llorca, Vice President and Treasurer for and on behalf of Seabulk Overseas Transport Inc	) ) )	/s/ Jesús Llorca

Duly authorised person

Signed by John Gellert, President and Chief Executive Officer for and on behalf of SEACOR Marine Holdings Inc	) ) )	/s/ John Gellert

Duly authorised person

Signed by Alexander Saverys, Director and CEO and Ludovic Saverys, Director and CFO for and on behalf of CMB N.V.	) ) )	/s/ Alexander Saverys

Duly authorised person /s/ Ludovic Saverys

Duly authorised person